This draft offering statement is submitted for non-public review pursuant to

Rule 252(d) of Regulation A under the Securities Act of 1933, as amended.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO (2) BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE OFFERING CIRCULAR MAY BE OBTAINED.

JUKEBOX HITS VOL. 1 LLC

Preliminary Offering Circular

May 24, 2023

Subject to Completion

Best Efforts Offering of Royalty Shares

Jukebox Hits Vol. 1 LLC (which we refer to as the “Company,” “we,” “us,” or “our”) is a newly formed member-managed Delaware limited liability company established to facilitate and manage investors’ economic exposure to the Company’s contractual right to receive a portion of the royalties, fees, and other income streams (“Income Interests”) related to or derived from musical songs, compositions, sound recordings, portfolios or catalogs (“Music Assets”) from certain Purchase Agreements (including, without limitation, the schedule, exhibits and amendments thereto) described in this Preliminary Offering Circular (the “Offering Circular”) and set forth in the “Royalty Shares Offering Table” beginning on page 48 (each, a “Purchase Agreement,” collectively, the “Purchase Agreements”; and the aggregate rights of the Company under the Purchase Agreements, the “Royalty Rights”). The Company will facilitate and manage investor’s economic exposure to the Royalty Rights by issuing contractual rights to receive a specified portion of Income Interests we receive that relate to Royalty Rights for the specific Music Assets set forth in the Royalty Shares Offering Table, including the provision of ongoing administrative services related to such rights (the “Royalty Shares”), to investors in this best-efforts offering of securities (this “Offering”) pursuant to Regulation A of the Securities Act of 1933, as amended (the “Securities Act”). The Company will convey, or cause to be conveyed, any Royalty Rights it receives pursuant to the Purchase Agreements to a newly formed trust under state law (the “Trust”), which will own the Royalty Rights for the benefit of Holders of Royalty Shares. We may collectively refer to the offerings of Royalty Shares in this Offering Circular as the “Offerings” and each, individually, as an “Offering.”

The Company will enter into one or more Purchase Agreements with Income Interest owners (“Income Interest Owners”) in Music Assets. Royalty Shares will be issued in series, with each series relating to specific Music Assets and the Company’s corresponding Royalty Rights. Investors who acquire Royalty Shares from the Company will be entitled to receive a pro rata portion of the amounts the Company actually receives from the specified Royalty Rights that correspond to such Royalty Shares (less any fees and expenses as further described herein) (such pro rata portion, the “Royalty Share Income”), calculated based on the number of Royalty Shares of a particular series that an investor holds compared to the total outstanding number of Royalty Shares of such series. Purchasing Royalty Shares does not confer to the investor any ownership in the Company, the Trust, or the underlying music portfolio containing the Music Assets.

The Company is managed by its sole member, Double Platinum Management LLC, a Delaware limited liability company (the “Manager”). The Manager is a single-member Delaware limited liability company wholly owned by Jukebox Co., a Delaware corporation (“Jukebox Holding”).

The Royalty Shares will be made available for purchase on the web-based platform located at https://www.jkbx.com (the “Jukebox Platform”). The Jukebox Platform is owned and operated by Jukebox Technology LLC, a Delaware limited liability company (“Jukebox Technology”) and wholly-owned subsidiary of Jukebox Holding. An investor may view details of investment opportunities on the Jukebox Platform and, after establishing a user profile, sign transactional documents for Offerings online.

This Offering is being conducted by the Company as a direct public offering (i.e., without the benefit of the services of an underwriter or SEC-registered broker-dealer) on a “best efforts” basis in a “Tier 2” Regulation A offering primarily through the Jukebox Platform. We expect to offer Royalty Shares in this Offering until we raise the maximum amount being offered, but there is no guarantee that any amount will be sold. This Offering will commence on the date on which the Offering is qualified by the SEC. Subscriptions will be accepted on a rolling basis. The Company will close sales of Royalty Shares to investors in the Offering on an ongoing, continuous basis and will purchase Income Interests pursuant to each applicable Purchase Agreement in the form of Royalty Rights as proceeds from the Offering are received by the Company from investors through the sale of Royalty Shares in the Offering that correspond to such Royalty Rights. The maximum offering period is two (2) years from the date of commencement of the Offering after qualification, but we reserve the right to terminate or extend the Offering for any reason at any time prior to the final closing. The minimum purchase threshold to participate in this Offering per investor per series is one (1) Royalty Share. Subscriptions, once received, are irrevocable by investors but can be rejected by us.

The Company has not engaged commissioned sales agents or underwriters and plans to distribute the Offering through the Jukebox Platform. No other affiliated entity involved in the offer and sale of the Royalty Shares is currently a member firm of the Financial Industry Regulatory Authority Inc. (“FINRA”) and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of the Royalty Shares. Where appropriate, in order to conduct the offering, the Company intends to register with state securities regulators as an Issuer-Dealer or register one or more of its associated persons, including the Manager, where required, with state securities regulators as an Issuer-Agent. See “Plan of Distribution” in this Offering Circular for additional information.

We will serve as our own transfer agent and registrar in connection with this Offering.

We do not currently intend to list the Royalty Shares for trading on a national securities exchange. We intend to facilitate secondary sales of Royalty Shares on an alternative trading system owned by an SEC-registered broker-dealer and a member of FINRA and the Securities Investors Protection Corporation (“SIPC”), referred to as the “ATS,” commencing on or after the three-month anniversary of the final closing of this Offering. Additionally, we may engage the services of an SEC-registered broker-dealer and a member of FINRA and SIPC to provide Holders of the Royalty Shares with access to the ATS through the Jukebox Platform. No assurance can be given that the Company, the Jukebox Platform, the ATS or any such broker-dealer we engage will be in a position to facilitate sales of the Royalty Shares or, in the event they are able to facilitate such sales, provide an effective means of selling your Royalty Shares or that the price at which any Royalty Shares may be sold through any broker-dealer or ATS with the assistance of such broker-dealer (or otherwise) will be reflective of the actual value of the Royalty Shares or the underlying Royalty Rights. In the event that secondary sales of Royalty Shares are possible on the ATS, such sales may be subject to fees imposed by the Jukebox Platform, the ATS and/or the broker-dealer we engage or other broker-dealers operating on the ATS.

No sales of Royalty Shares will be made prior to the qualification of an offering statement by the SEC. After qualification of an offering statement, the Company may add additional Royalty Shares or series of Royalty Shares by post-qualification amendment to the offering statement. All Royalty Shares will be offered in all jurisdictions at the same price that is set forth in this Offering Circular.

Royalty Shares Offered by the Company	Number of Royalty Shares	Price to Public	Broker-dealer Discounts and Commissions(1)	Proceeds, Before Expenses, to Us
JKBX HIT VOL1 00001 Royalty Shares (“Yes”; Sam Thacker (2009))
Per Share:	1	$	$0.00	$
Total (2)		$	$0.00	$
JKBX HIT VOL1 00002 Royalty Shares (“Tonight”; Sam Thacker (2009))
Per Share:	1	$	$0.00	$
Total (2)		$	$0.00	$
JKBX HIT VOL1 00003 Royalty Shares (“Ashes”; Sam Thacker (2009))
Per Share:	1	$	$0.00	$
Total (2)		$	$0.00	$
JKBX HIT VOL1 00004 Royalty Shares (“Right Where We Want It”; Sam Thacker (2009))
Per Share:	1	$	$0.00	$
Total (2)		$	$0.00	$

(1)

We have not engaged underwriters in connection with this Offering. Each Offering is being conducted by the Company as a direct public offering (i.e., without the benefit of the services of an underwriter or SEC-registered broker-dealer) on a “best efforts” basis in a “Tier 2” Regulation A offering primarily through the web-based Jukebox Platform. We expect to offer Royalty Shares in each Offering until we raise the maximum amount being offered, but there is no guarantee that any minimum amount will be sold. The Company has not engaged commissioned sales agents or underwriters and we plan to distribute the Offering through the Jukebox Platform. See the section entitled “Plan of Distribution” beginning on page 19 of this Offering Circular for additional information.

(2)	Assumes that the maximum offering amount is received by us for such series of Royalty Shares.

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to https://www.investor.gov. We retain complete discretion to determine that subscribers are “qualified purchasers” (as defined in Regulation A under the Securities Act) in reliance on the information and representations provided to us regarding their financial situation.

An investment in the Royalty Shares involves a high degree of risk and should be made only by persons or entities able to bear the risk of and to withstand the total loss of their investment. Prospective investors should carefully consider and review the information under the heading “Risk Factors” beginning on page 3.

THE SEC DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

WE EXPECT THAT OUR OPERATIONS WILL NOT CAUSE US TO MEET THE DEFINITION OF AN “INVESTMENT COMPANY” UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”), BECAUSE (1) THE COMPANY WOULD BE EXCLUDED FROM THE DEFINITION OF AN INVESTMENT COMPANY UNDER EACH OF SECTIONS 3(B)(1) AND/OR 3(C)(5)(A) OF THE 1940 ACT, (2) AT ALL TIMES OUR SOLE ASSETS WILL CONSIST ONLY OF CASH AND THE ROYALTY RIGHTS, REFERRED TO HEREIN AS THE “ROYALTY RIGHTS,” NEITHER OF WHICH IS DEEMED TO BE A “SECURITY” FOR PURPOSES OF THE 1940 ACT, AND (3) AT ALL TIMES WE WILL NOT BE ENGAGED PRIMARILY IN OWNING, HOLDING, INVESTING OR TRADING IN “SECURITIES” (AS SUCH TERM IS USED FOR PURPOSES OF THE 1940 ACT).

This Offering Circular is part of an offering statement that we filed with the SEC, using a continuous offering process pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering of securities is continuous, active sales of securities may happen sporadically over the term of the Offering. Further, the acceptance of subscriptions via the Jukebox Platform may be briefly paused at times to allow us to effectively and accurately process and settle subscriptions that have been received. Periodically, we may provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Where You Can Find More Information” below for more details.

Our principal office is located at 10000 Washington Blvd., Suite 07-134, Culver City, CA 90232 and our phone number is [                            ]. Information about the Company and its affiliated entities may be found on the Jukebox Platform at https://www.jkbx.com. Information contained on, or accessible through, the Jukebox Platform is not a part of, and is not incorporated by reference into, this Offering Circular.

This Offering Circular follows the offering circular format described in Part II of Form 1-A.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this Offering Circular prepared by us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This Offering Circular is an offer to sell only the Royalty Shares offered hereby but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Offering Circular is current only as of its date, regardless of the time of delivery of this Offering Circular or any sale of Royalty Shares.

For investors outside the United States: We have not done anything that would permit this Offering or possession or distribution of this Offering Circular in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourselves about and to observe any restrictions relating to the Offering and the distribution of this Offering Circular.

THIRD-PARTY DATA

Certain data included in this Offering Circular is derived from information provided by third-parties that we believe to be reliable. The discussions contained in this Offering Circular relating to the Royalty Rights, the artists and songwriters associated with the Music Assets, the music royalties market, and the music industry are taken from third-party sources that the Company believes to be reliable and reasonable, and that the factual information is fair and accurate. Certain data is also based on our good faith estimates which are derived from management’s knowledge of the industry and independent sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. We have not independently verified such third-party information, nor have we ascertained the underlying economic assumptions relied upon therein. The statistical data relating to the music royalties market and music industry is difficult to obtain, may be incomplete, out-of-date, or inconsistent and you should not place undue reliance on any statistical or general and music industry information related to the music royalties market included in this Offering Circular. The music royalties market and music industry data used in this Offering Circular involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such data. While we are not aware of any material misstatements regarding any market, industry or similar data presented herein, such data was derived from third party sources and reliance on such data involves risks and uncertainties.

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TRADEMARKS AND COPYRIGHTS

We own or have applied for rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect our business. We do not own the copyright to any Music Assets or works underlying the Royalty Rights. This Offering Circular may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this Offering Circular is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this Offering Circular are listed without their ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Offering Circular contains certain “forward-looking statements” that include, but are not limited to statements regarding the Company’s financial conditions, results of operations, plans, objectives, future performance, and business, and that are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “plan,” “intend,” “expect,” “outlook,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” the negative of these terms, or other similar words or expressions, but the absence of these terms does not mean that a statement is not forward-looking.

Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, or state other forward-looking information. Our ability to predict future events, actions, plans, operations or strategies is inherently uncertain. These statements are only predictions, and actual events or results may differ materially from such statements. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, actual outcomes could differ materially from those set forth or anticipated in our forward-looking statements. Factors that could cause our forward-looking statements to differ from actual outcomes include, but are not limited to those described under the section entitled Risk Factors and the following:

•	our ability to attract investors to purchase Royalty Shares on the Jukebox Platform;

•

difficulties in identifying and sourcing Royalty Rights to acquire and our ability to attract and maintain relationships with music catalogs, record labels and other parties from who we may purchase Royalty Rights;

•	our ability to successfully manage or administer the Royalty Shares and the acquired Royalty Rights;

•	our future financial performance, including our expectations regarding our net revenue, operating expenses, and our ability to achieve and maintain future profitability;

•	our business plan and our ability to effectively manage any growth;

•	the demand for investment in music royalties and changes in the music market generally;

•	the value of the Royalty Rights in the underlying Music Asset and how this will affect our business;

•	timing of the Royalty Share Income distributions;

•	the manner by which Income Interests will be treated in the case of bankruptcy by the owner of the underlying Music Asset;

•	anticipated trends, growth rates, and challenges in our business, the music industry, the price and market capitalization of music assets and in the markets in which we operate;

•	our ability to maintain, expand, and further penetrate our existing customer base;

•	our ability to grow our business in response to changing technologies, customer demand, and competitive pressures;

•	the effects of increased competition in our markets and our ability to compete effectively;

•	our expectations concerning relationships with third parties;

•	our ability to maintain, protect, and enhance our intellectual property;

•

our ability to stay in compliance with laws and regulations that currently apply or become applicable to our business both in the United States and internationally given the highly evolving and uncertain regulatory landscape;

•	general macroeconomic conditions, including interest rates, inflation, economic downturns and industry trends, projected growth, or trend analysis;

•

trends in revenue and operating expenses for us and the Manager, including technology and development expenses, sales and marketing expenses, and general and administrative expenses, and expectations regarding these expenses as a percentage of revenue;

•	our key business metrics used to evaluate our business, measure our performance, identify trends affecting our business, and make strategic decisions;

•	other statements regarding our future operations, financial condition, and prospects and business strategies.

•	legislative or regulatory changes impact our business or our assets (including SEC guidance related to Regulation A or the JOBS Act);

•	our ability to implement effective conflicts of interest policies and procedures among the Royalty Rights acquisition opportunities presented to us;

•	risks associated with breaches of our data security; and

•	changes to U.S. GAAP.

Any of the assumptions underlying forward-looking statements could be inaccurate. Prospective investors are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this Offering Circular and the risk that actual results will differ materially from the expectations expressed in this Offering Circular will increase with the passage of time. Furthermore, except as required by law, we are under no duty to, and do not intend to, update any of our forward-looking statements after the date of this Offering Circular, whether as a result of new information, future events or otherwise. In light of significant uncertainties inherent in the forward-looking statements included in this Offering Circular, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this Offering Circular will be achieved.

STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

The Royalty Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this Offering is exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that the Royalty Shares offered hereby are offered and sold only to “qualified purchasers” or at a time when the Royalty Shares are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D under the Securities Act and (ii) all other investors so long as their investment in the Royalty Shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons) or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

To determine whether a potential investor is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who:

1.	has a net worth, or joint net worth with the person’s spouse or spousal equivalent, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person; or

2.

had earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse or spousal equivalent exceeding $300,000 for those years and has a reasonable expectation of reaching the same income level in the current year; or

3.

is holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status; or

4.

is a “family client,” as defined by the Investment Advisers Act of 1940, of a family office meeting the requirements in Rule 501(a) of Regulation D and whose prospective investment in the issuer is directed by such family office pursuant to Rule 501(a) of Regulation D.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

USE OF CERTAIN TERMS AND DEFINITIONS

In this Offering Circular, unless the context indicates otherwise, the following terms have the following meaning:

•	“Holder” refers to any beneficial owner of a Royalty Share.

•	“Jukebox Holding” refers to Jukebox Co., a Delaware corporation.

•	“Manager” refers to Double Platinum Management LLC, a Delaware limited liability company.

•

“Royalty Share” or “Royalty Shares” refers to a contractual right to receive a specified portion of any Income Interests we receive that relate to Royalty Rights for the specific Music Assets set forth in the Royalty Shares Offering Table beginning on page 48, including the provision of ongoing administrative services related to such rights by the Company.

•

“we”, “our”, “ours”, “us”, “Jukebox Hits Vol. 1” or the “Company” refer to Jukebox Hits Vol. 1 LLC, a Delaware limited liability company, and, as the context requires, any wholly owned subsidiaries thereof (if applicable).

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SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary does not contain all of the information you should consider before investing in the Royalty Shares. You should read this entire Offering Circular carefully, especially the risks of investing in the Royalty Shares discussed under “Risk Factors,” before making an investment decision. You are encouraged to seek the advice of your attorney, tax consultant and financial advisor with respect to the legal, tax and financial aspects of an investment in the Royalty Shares.

Overview

In the last eight years, the music industry has grown each consecutive year, with 2022 marking 9% growth from 2021, according to a 2022 report from the International Federation of the Phonographic Industry. The global music market forecasts for 2022 and 2023 are increasing by 7% and 5% respectively, while 2030 forecasts are increasing by 10%, as reported in Goldman Sachs, “Music in the Air,” Equity Research June 13th, 2022 report. The popularity of music streaming services such as Spotify are largely responsible for this growth, with 589 million users worldwide subscribing to a music streaming service. Streaming services make a variety of music more accessible to a listener, and the market has responded accordingly. However, while music has become increasingly more accessible to listeners, there are still no equally accessible methods for a listener to take part in investment opportunities for their favorite songs and albums. To address the lack of opportunities to invest in the music market, Jukebox Technology, our affiliate and an entity wholly owned by Jukebox Holding, has developed the Jukebox Platform, which is hosting this Offering. By purchasing Income Interests relating to certain Music Assets from Income Interest Owners, we will have the Royalty Rights derived from a given set of Music Assets. We will be able to offer Royalty Shares related to recordings and compositions as an investment opportunity to investors, allowing them to indirectly participate in Royalty Rights associated with their favorite songs, as well as providing additional income streams for Income Interest Owners.

We plan to use the proceeds from this Offering to fund the acquisition costs of the Royalty Rights, ongoing costs and expenses associated with the Offering, and holding and managing the rights of investors in the Royalty Shares. We plan to achieve these goals by working with Jukebox Holding to source Music Assets and negotiate and enter into Purchase Agreements related to such Music Assets and their respective Income Interests. As referred to herein, Royalty Rights are the Company’s aggregate and specifically negotiated passive (non-operating) Income Interests in certain Music Assets obtained pursuant to the Company’s Purchase Agreements that provide the Company with the right to revenue generated from, among other things, the purchase, use, consumption, exploitation, and/or licensing of Music Assets by third parties as memorialized in each respective Purchase Agreement. This revenue may include revenue generated from activities including, but not limited to, streaming, downloads, physical album sales and other forms of usage in films, television and advertisements.

The Manager will receive administrative and other fees in accordance with the Company’s Operating Agreement. See “Management” and “Management Compensation” for further details.

The Music Assets

A given musical asset, such as a composition or sound recording, is generally comprised of two copyrights: (1) the musical composition copyright and (2) the sound recording copyright. Typically, there are multiple people or entities that own and control portions of both the musical composition copyright and the sound recording copyright, including recording artists, songwriters, publishers, record labels, and investment firms and/or funds, or others.

Each copyright in a given song generates separate and distinct revenue streams for the copyright owner. Just as with copyright ownership, multiple people and entities typically own and control an Income Interest related to or derived from a Music Asset. Income Interests are generated by various sources.

As described further below, we will purchase a subset of an Income Interest Owner’s total Income Interests and accordingly will have the right to collect and receive a portion of the Income Interests related to or derived from a given set of Music Assets (i.e., the Royalty Rights). Copyright owners retain the copyright in and to the compositions and recordings but may separately retain a certain percentage of the Income Interest as well. Each series of Royalty Shares shall correspond to specific Royalty Rights and the Company shall distribute Royalty Share Income related to such Royalty Rights to the Holders of the corresponding series of Royalty Shares on a pro rata basis (less any fees and expenses as further described herein).

The Purchase Agreements and Royalty Rights

We engage with Income Interest Owners to acquire Income Interests of Music Assets pursuant to one or more separately negotiated Purchase Agreements. The Company has entered into the Purchase Agreements set forth in the Royalty Shares Offering Table beginning on page 48 and as otherwise described below. Pursuant to the Purchase Agreements, the Income Interest Owners will sell their passive Income Interests (but not the copyright, administration, or distribution rights) in certain Music Assets to the Company, as well as a right, if available in certain cases, to use any artist or songwriter materials in the Company’s marketing and promotions.

The Company and the Royalty Shares

The Company is a member-managed Delaware limited liability company formed on April 3, 2023 by the filing of the Certificate of Formation with the Secretary of State of the State of Delaware in accordance with the provisions of the Delaware Limited Liability Company Act (the “Delaware LLC Act”). The Company will issue, on a periodic basis to “qualified purchasers” within the meaning of Regulation A under the Securities Act, Royalty Shares, which represent the contractual right to receive a specified portion of Income Interests we receive that relate to the specific Music Assets set forth in the Royalty Shares Offering Table, including the provision of ongoing administrative services related to such rights by the Company. The Company will manage all entity-level administrative services relating to the Purchase Agreements, the Royalty Shares, and the Company. Royalty Shares are being issued to provide investors in this Offering with economic exposure to the corresponding Royalty Rights held by the Company, less the Company’s expenses and other liabilities. The Royalty Shares are intended to provide investors with a convenient way to obtain indirect exposure to Royalty Rights.

The Company will not conduct any business activities except for activities relating to an investment in, and maintenance and promotion of the Royalty Rights and the offering, issuance, and servicing of Royalty Shares. Besides the income derived from the Purchase Agreements, and any ongoing fees collected from our servicing of the Royalty Shares, we do not expect to generate any material amount of revenues or cash flow.

Royalty Shares purchased directly from the Company pursuant to this Offering Circular under Regulation A are not restricted securities that may be resold by the purchasers thereof in transactions exempt from registration under the Securities Act and state securities laws. See “Description of the Royalty Shares – Transfer Restrictions” for more information. There is no guarantee that an active trading market for the Royalty Shares will develop.

The Company will not operate a redemption program for the Royalty Shares. Royalty Shares are not redeemable by the Company. Because the Company will not operate a redemption program, there can be no assurance that the value of the Royalty Shares will reflect the value of the Royalty Rights or underlying Music Assets that such series of Royalty Shares relates to, and, in the event a trading market for the Royalty Shares develops, the Royalty Shares may trade at a substantial premium over, or discount to, the value of the Royalty Rights or the underlying Music Assets per Royalty Share. The Royalty Shares may also trade at a substantial premium over, or a substantial discount to, the value of the Royalty Rights or the underlying Music Assets per Royalty Share as a result of a number of reasons currently unforeseeable.

JKBX Hits Vol. 1 Trust

The Company will convey, or cause to be conveyed, any Royalty Rights it receives pursuant to the Purchase Agreements to a newly formed trust under state law (the “Trust”), which will own the Royalty Rights. The Trust will be created to acquire and hold Royalty Rights for the benefit of the Holders of Royalty Shares pursuant to a trust agreement (“Trust Agreement”) among the Company, in its separate and distinct capacities as sponsor of the Trust and trustee, and [                    ], in its capacity as [                    ] trustee. For additional information, see “Description of the Trust Agreement”.

Manager, Administrative Services and Expenses

The Amended and Restated Limited Liability Company Agreement of the Company (as amended from time to time, the “Operating Agreement”) designates the Manager as the managing member of the Company for purposes of the Delaware LLC Act. The Manager, in its capacity as the sole member and manager of the Company and pursuant to the Operating Agreement, is responsible for managing and performing the various administrative functions necessary for our day-to-day operations, including but not limited to identifying Music Assets to be acquired using the proceeds from this Offering, managing relationships with vendors, technological platforms, and Income Interest Owners; negotiating commercial agreements on behalf of the Company; and performing asset management activities relating to the Royalty Rights. In exchange for these services and as reimbursement for certain costs and expenses, we will pay an administrative services and other fees to the Manager and reimburse the manager for certain reimbursable expected costs and expenses, including certain extraordinary or non-routine costs.

Distributions

The Royalty Shares provide investors with the pro rata right to Royalty Share Income, following the deduction of any fees and expenses paid by the Company to the Manager. Pursuant to the Operating Agreement, the Manager shall receive a fee equal to 2% of the gross Income Interest proceeds received by the Company related to the Royalty Rights, which covers expenses including, but not limited to, ongoing technology licensing, accounting, financial reporting and auditing costs and expenses, and distribution related expenses, and shall be deducted from gross Royalty Share Income proceeds before distribution to the Holders of the corresponding series of Royalty Shares. All Income Interests received by the Company pursuant to the Purchase Agreements will be held in a designated bank account and generally distributed once per calendar quarter to the Jukebox Platform accounts of the Holders of the corresponding Royalty Shares, subject to the terms of the applicable Royalty Share Agreement. The terms of service of the Jukebox Platform may include restrictions on a Holder’s ability to withdraw amounts in their Jukebox Platform account to other financial institutions, including, but not limited to, a minimum withdrawal threshold. See the “Description of the Royalty Shares” and “Distribution Policy” sections of this Offering Circular.

About the Jukebox Platform

We are also an affiliate of Jukebox Technology, the owner and operator of the Jukebox Platform, an online platform focused on providing music lovers and investors access to Music Asset-related content, investment and other opportunities, which may be found on the Jukebox Platform at https://www.jkbx.com. Jukebox Technology, LLC is a wholly-owned subsidiary of Jukebox Holding.

Organizational Structure

“Jukebox Holding” refers to Jukebox Co., a Delaware corporation and the parent company of Jukebox Technology LLC, a Delaware limited liability company and Double Platinum Management LLC, a Delaware limited liability company.

(1)

“Jukebox Technology” refers to Jukebox Technology LLC, a Delaware limited liability company, which owns, operates, and manages the Jukebox Platform and associated website located at https://www.jkbx.com.

(2)

“Manager” refers to Double Platinum Management LLC, a Delaware limited liability company and the sole member and manager of the Company pursuant to the Operating Agreement, which is responsible for managing and performing the various administrative functions necessary for our day-to-day operations, including but not limited to managing relationships with vendors, technological platforms and Income Interest Owners, negotiating commercial agreements on behalf of the Company, and performing asset management activities relating to the Royalty Rights.

(3)	“Company” refers to Jukebox Hits Vol. 1 LLC, a Delaware limited liability company and the issuer in the Offering. The Company is managed by the Manager pursuant to the Company’s Operating Agreement.

(4)

“Royalty Shares” refers to the contractual rights to receive a specified portion of Income Interests we receive that relate to Royalty Rights for the specific Music Assets set forth in the Royalty Shares Offering Table, including the provision of ongoing administrative services related to such rights

(5)

“Royalty Share Income” refers to the pro rata portion of the amounts the Company receives from the specified Royalty Rights that correspond to such Royalty Shares (less any fees and expenses as further described herein) purchased by an investor.

Risk Factors

An investment in the Royalty Shares includes a number of risks and uncertainties which are described in the “Risk Factors” section of this Offering Circular, including the following:

Risks Related to Our Business Model. Our business model is relatively new and untested. Our strategy is to derive income from issuing and servicing Royalty Shares, and managing the Royalty Rights, but no assurance can be given that we will be able to derive material income from the Royalty Rights.

Risks Associated with an Investment in Securities Issued by a Company owning Music Royalty Rights. Rights to Income Interests are highly illiquid and investors must be prepared to hold their investment for an extended or indefinite period of time. The value of the Royalty Rights may decline or otherwise significantly fluctuate in value and there can be no assurance that the value of the Royalty Shares will reflect the value of the Royalty Rights or underlying Music Assets that such series of Royalty Shares relates to. There are various other risks to investing in the Royalty Shares, including, without limitation, the risk of intellectual property claims and market risks for any particular artist or work.

Risks Relating to Our Relationship with the Manager. Since we have minimal assets, we are substantially reliant on the Manager to manage the administration of the Company and other management services relating to our business and the Purchase Agreements. If the Manager were to cease operations for any reason it would be difficult for us to find a replacement administrator and we would likely be required to dissolve the Company.

Risks Related to Ownership of the Royalty Shares and the Offering. Jukebox Holding, and the Manager (subject to the Operating Agreement, Royalty Share Agreement, and Trust Agreement), will have discretion to operate the business of the Company and Investors in this Offering will not acquire any ownership in the Company or the underlying music portfolio containing the Music Assets. In addition, although we intend to facilitate secondary sales of Royalty Shares on and ATS, an ATS will have significant limitations and the Royalty Shares may be illiquid.

Company Information

Our principal office is located at 10000 Washington Blvd., Suite 07-134, Culver City, CA 90232 and our phone number is [                  ]. Our website address is at https://www.jkbx.com. Information contained on, or accessible through, the website is not a part of, and is not incorporated by reference into, this Offering Circular.

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TERMS OF THE OFFERING

Royalty Shares Offered:

Royalty Shares, issued in series, with each series of Royalty Shares representing contractual rights to receive a specified portion of Income Interests we receive that relate to Royalty Rights for the specific Music Assets set forth in the Royalty Shares Offering Table, including the provision of ongoing administrative services related to such rights. Holders of the Royalty Shares are entitled to Royalty Share Income payments based on the Income Interests received from a Royalty Right, which the Company shall acquire pursuant to the terms of the applicable Purchase Agreements relating to the Music Asset, as set forth in the Royalty Shares Offering Table beginning on page 48 of this Offering Circular. The Royalty Shares are unsecured limited obligations of the Company, do not have any voting rights, and do not represent any ownership interest in the Company. The purchase of a series of Royalty Shares is an investment only in the particular Royalty Rights of the Company and does not create any rights to Income Interests from any other music royalty assets. The Purchase Agreements gives the Company the right, but not the obligation, to purchase Income Interests relating to a specific Music Asset subject to the terms and conditions of such Purchase Agreements, through the proceeds of the Offering.

Offering Price per Royalty Share:	$ per Royalty Share.

Minimum Investment Amount:

The minimum purchase threshold per investor per series of Royalty Shares is one (1) Royalty Share. However, we reserve the right to waive minimum purchase restrictions on a case-by-case basis in our sole discretion. Subscriptions, once received, are irrevocable by the investors but can be rejected by us prior to acceptance.

Subscribing Online and Investment Documents:

Jukebox Technology owns and operates a web-based platform located at https://www.jkbx.com (the “Jukebox Platform”) that allows investors to acquire the Royalty Shares. After establishing a user account on the Jukebox Platform, an investor may view details of an investment, and sign contractual documents online. After the qualification by the SEC of the offering statement of which this Offering Circular is a part, the Offering will be conducted through the Jukebox Platform, whereby investors will receive, review, execute and deliver subscription agreements (in substantially the form as attached hereto as Exhibit 4.1; the “Subscription Agreements”) electronically. For additional information, see “Plan of Distribution – Procedures for Subscribing.”

In addition to the Subscription Agreement, each investor must agree to the Royalty Share Agreement, which governs the offer and sale of each particular series of Royalty Shares, as well as certain rights and obligations of a series of Royalty Shares and of the Company. The standard form of Royalty Share Agreement is attached as Exhibit 3.1 to this Offering Circular. Investors may review the form of Royalty Share Agreement applicable to a particular series of Royalty Shares by accessing the hyperlink accompanying the information provided about the corresponding Royalty Rights (and underlying Music Asset) on the Jukebox Platform.

Broker:

The Offering is being conducted by the Company as a direct public offering on a “best-efforts” basis primarily through the web-based Jukebox Platform. The Company has not engaged commissioned sales agents or underwriters and plans to distribute the Offering through the Jukebox Platform.

Payment for the Royalty Shares:

After the qualification by the SEC of the offering statement of which this Offering Circular is a part, investors can make payment of the purchase price in the manner described in the “Plan of Distribution” below. We may also permit payment to be made by credit cards, provided that such payments may be subject to additional restrictions. Investors contemplating using their credit card to invest are urged to carefully review “Risk Factors – Risks of investing using a credit card.” Upon the Company’s acceptance of a subscription, and the corresponding investor’s payment of the applicable purchase amount to the Company, the associated Royalty Shares will be issued to the investors in this Offering.

Investment Amount Restrictions:

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, you are encouraged to review Rule 251(d) (2)(i)I of Regulation A. For general information on investing, you are encouraged to refer to www.investor.gov.

Worldwide Royalty Shares:

The Royalty Shares will be offered worldwide, provided that we may elect not to sell Royalty Shares in certain jurisdictions for regulatory or other reasons. No sales of the Royalty Shares will be made anywhere in the world prior to the qualification of the Offering Circular by the SEC in the United States. All Royalty Shares will be offered everywhere in the world at the same U.S. dollar price that is set forth in this Offering Circular.

Use of Proceeds:

The proceeds received in this Offering will be applied in the following order of priority of payment:

•  Acquisition Cost of the Royalty Rights: Actual cost of the underlying Music Asset related to the Royalty Shares; and

•  Offering and Acquisition Expenses: In general, these costs include actual fees, costs and expenses incurred in connection with the Offering, including legal, accounting, filing and compliance costs, as applicable and costs associated with the acquisition of the Music Assets related to the Royalty Shares, such as due diligence costs (i.e. lien searches, confirming Income Interest Owners that are party to the Purchase Agreements with us have valid royalty rights, etc.) and legal costs (in connection with any relevant corporate governance matters and contract drafting, etc.).

Pursuant to the Company’s Operating Agreement, the Manager shall receive an administrative fee in an amount equal to 9% of the gross proceeds of this Offering, which covers expected costs and expenses including, but not limited to, the fees and expenses of the Offering and sourcing, legal, accounting, financial and reporting, auditing, compliance, and technology licensing costs and expenses.

Risk Factors:	Investing in the Royalty Shares involves risks. See the section entitled “Risk Factors” for a discussion of factors you should carefully consider before deciding to invest in the Royalty Shares.

Closings:

The Company will close sales of Royalty Shares to investors in the Offering on an ongoing, continuous basis and will purchase Income Interests pursuant to each applicable Purchase Agreement in the form of Royalty Rights as proceeds from the Offering are received by the Company from investors through the sale of Royalty Shares in the Offering that correspond to such Royalty Rights. If any of the Royalty Shares offered remain unsold as of the final closing, such Royalty Shares shall remain unissued by the Company. The maximum offering period is two (2) years from the date of commencement of the Offering after qualification, but we reserve the right to terminate or extend the Offering for any reason at any time prior to the final closing.

Transfer Restrictions:	The Royalty Shares may only be transferred by operation of law or with the consent of the Company on a trading platform approved by the Company, such as the ATS.

Transfer Agent and Registrar:	We will serve as our own transfer agent and registrar in connection with this Offering.

Distributions:

The Royalty Share Agreement provides that, subject to the payment of Company expenses, the Company shall pay to each Holder of a Royalty Share the Royalty Share Income actually received by the Company in respect of the corresponding Royalty Rights. See the section entitled “Distribution Policy” and the form of Royalty Share Agreement attached as Exhibit 3.1 to this Offering Circular.

DETERMINATION OF OFFERING PRICE

The initial offering price of the Royalty Shares was determined by the Manager on an arbitrary basis. The selling price of the Royalty Shares bears no relationship to our book or asset values or to any other established criteria for valuing Royalty Shares.

DISTRIBUTION POLICY

All Income Interests received by the Company pursuant to the Purchase Agreements will be held in a designated bank account and generally distributed once per calendar quarter to the Jukebox Platform accounts of the Holders of the corresponding Royalty Shares, subject to the terms of the applicable Royalty Share Agreement. In addition, the terms of service of the Jukebox Platform may include restrictions on a Holder’s ability to withdraw amounts in their Jukebox Platform account to other financial institutions, including, but not limited to, a minimum withdrawal threshold. The Manager shall receive a fee equal to 2% of the gross Income Interests received by the Company in respect of the Royalty Rights, which covers expenses including, but not limited to, ongoing technology licensing, accounting, financial reporting and auditing costs and expenses, and distribution related expenses, and shall be deducted from gross Income Interest proceeds before Royalty Share Income distributions are made to the Holders of the corresponding series of Royalty Shares. Such fees shall only be collected and paid to the Manager on Income Interests actually received by the Company. If there are no gross Income Interests during a period, the Company and Manager will not collect these fees.

In some instances, Income Interest payments made to the Company in respect of its Royalty Rights may be made more or less frequently than quarterly. If multiple Income Interest payments are made to the Company in a single quarter, the Company will accrue those Income Interest payments and make one single Royalty Share Income distributions to Holders following the end of the calendar quarter in which those payments were received. Conversely, if Income Interest payments are made less frequently than quarterly (for example, bi-annually), then there will be no Royalty Share Income distributions made until a distribution is declared following the end of the calendar quarter in which the Income Interest payment is received.

RISK FACTORS

The purchase of the Royalty Shares offered hereby involves a high degree of risk. Each prospective investor should consult his, her or its own counsel, accountant and other advisors as to legal, tax, business, financial, and related aspects of an investment in the securities offered hereby. Prospective investors should carefully consider the following specific risk factors and the other information set forth in this Offering Circular before purchasing the securities offered hereby.

Risks Related to our Business Model

The Company was recently formed, and has no track record or operating history from which you can evaluate this investment. Our business model is untested.

The Company was formed on April 3, 2023 and has no operating history. We cannot make any assurance that our business model can be successful. Since inception, the scope of our operations has been limited to our formation. Our operations will be dedicated to holding and managing the Royalty Rights. It is difficult to predict whether this business model will succeed or if there will ever be any profits realized from an investment in the Royalty Shares. No guarantee can be given that the Company will successfully employ the Royalty Rights to create return for investors in the Royalty Shares.

We currently are not generating sufficient revenue to carry out our planned business operations. We expect our operations to continue to consume substantial amounts of cash.

We expect that, until we acquire a sufficient amount of Royalty Rights, we will not be generating sufficient revenue to carry out our planned operations. In order to generate sufficient revenues to carry out our plan of operations and cover our expenses, including the expenses of this Offering, we believe we will need to continue to acquire Royalty Rights until we reach a sufficient scale. We expect that our costs may increase as we continue identifying and negotiating with artists and record labels and entering into new Purchase Agreements and thereby incurring more costs. If a lack of available capital means that we are unable to expand our operations or otherwise take advantage of business opportunities, our business, financial condition and results of operations could be adversely affected.

There are few businesses that have pursued a strategy or investment objective similar to ours, which may make it difficult for the Company and the Royalty Shares to gain market acceptance.

We believe that few other businesses crowd fund royalty rights (or similar related interests) or propose to run a platform for crowdfunding royalty rights. The Company and our Royalty Shares may not gain market acceptance from potential investors, Income Interest Owners or service providers within the music industry.

Competition from the emergence or growth of other business models involving the investment in music royalty rights could have a negative impact on the value of the Royalty Shares.

While there are currently few businesses that have pursued a strategy or investment objective similar to ours, other businesses may emerge in the future operating in ways that are competitive against our business model. Such competition could have a negative impact on the demand for, and price of, the Royalty Shares.

In the event an Interest Income Owner to a Purchase Agreement breaches the terms of such Purchase Agreement, we may have limited recourse, which may result in the inability to collect the Income Interests from such Income Interest Owner represented and we may not be able to recover funds paid to the Income Interest Owner to reimburse the Holder.

Each Purchase Agreement will be between the Company and an Income Interest Owner from whom the Company will be purchasing certain Income Interests. Holders will have no rights under any Purchase Agreement, whether as third-party beneficiaries or otherwise. In the event we terminate any Purchase Agreement due to a breach by our Income Interest Owner– for example, if they do not hold proper title to the Income Interests they represent they own and assign Income Interests rights to— we will likely not be able to make distributions to the Holders.

We intend to enforce all contractual obligations to the extent we deem necessary and in the best interests of the Company and Holders. However, any Income Interest Owner under any Purchase Agreement who misrepresents the Income Interests they have assigned in the Purchase Agreement may not return some or all of the payments they received as part of the sale of the Royalty Rights to the Company, which means that Holder may not receive the benefit of some or all of the investments they made in those Royalty Shares, or some or all of the Royalty Share Income they are owed.

Potential breach of the security measures of the Jukebox Platform could have a material adverse effect on the Company, the Royalty Shares, and the value of your investment.

The highly-automated nature of the Jukebox Platform may make it an attractive target and potentially vulnerable to cyber-attacks, computer viruses, physical or electronic break-ins, or similar disruptions. The Jukebox Platform processes certain confidential information about investors. While Jukebox Technology represents to take commercially reasonable measures to protect confidential information and maintain appropriate cybersecurity, the security measures of the Jukebox Platform, the Company, the Manager or our other service providers could be breached. Any accidental or willful security breaches or other unauthorized access to the Jukebox Platform could cause confidential information to be stolen or used for criminal purposes or have other harmful effects. Security breaches or unauthorized access to confidential information could also expose the Company to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity, or loss of the proprietary nature of the Company’s trade secrets. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in the Jukebox Platform software are exposed and exploited, the relationships between the Company, investors, users, and the Income Interest Owners could be severely damaged, and the Company could incur significant liability or have its attention significantly diverted from utilization of the Royalty Rights, which could have a material negative impact on the value and amounts of Royalty Share Income available for distribution to Holders.

Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not discovered until they are launched against a target, we, Jukebox Holding, the third-party host used by the Jukebox Platform, and other third-party service providers may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, federal regulators and many federal and state laws and regulations require companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause investors, the Income Interest Owners, or service providers within the industry, including insurance companies, to lose confidence in the effectiveness of the secure nature of the Jukebox Platform. Any security breach, whether actual or perceived, would harm our reputation or the reputation of the Jukebox Platform and Jukebox Holding, and we and they could lose investors and Income Interest Owners.

The Company may deploy capital management strategies related to any Income Interests it has received in respect of its Royalty Rights but which have not yet been distributed to Holders.

The Company may implement capital management strategies for Income Interests related to Royalty Rights that it has received and holds but not yet distributed to Holders. Accordingly, the Company may manage any capital received from such Income Interests in a variety of risk adjusted financial instruments, each of which may be subject to a loss of principal or other financial investment loss in lieu of retaining such amounts as cash until a distribution is required. If any of these investments experiences a partial or total loss, the Company may be unable to satisfy its Royalty Share Income distribution obligations in the Royalty Share Agreement.

We may encounter limitations on the effectiveness of our internal controls and a failure of our internal controls to prevent error or fraud may harm our business and Holders.

Because the Company operates with no employees and is reliant on the administrative services provided by the Manager, we may encounter limitations on the effectiveness of our internal controls over financial reporting, public disclosures and other matters. For example, as a result of our staffing, our processing of financial information may suffer from a lack of segregation of duties, such that journal entries and account reconciliations are not reviewed by someone other than the preparer. If we encounter limitations on the effectiveness of our internal controls and are unable to remediate them, we may not be able to report our financial results accurately, prevent fraud or file our periodic reports as a Regulation A reporting entity in an accurate, complete, and timely manner. This could potentially harm our business and Holders.

In order to maintain and grow our operations, we will need to promote multiple series of the Offering and/or multiple offerings similar to this Offering; there can be no assurance that we will be able to do so to sustain our business model.

Although we anticipate ongoing negotiations with multiple potential Income Interest Owners to acquire additional Royalty Rights for forthcoming series of the Offering and/or future offerings, we may need to have a continuous pipeline of such series of the Offering and/or future offerings in order to achieve certain economies of scale with respect to marketing, distribution, and other operational activities. We may fail to acquire enough Royalty Rights to support our business model. There can be no assurance that we will be able to successfully sell Royalty Shares to achieve revenues that exceed our costs, and profit margins that justify our continued operations.

Risks Related to the Music Industry

In the event a Music Asset moves into the public domain the amount of Royalty Share Income distributions in respect of such applicable Royalty Shares may diminish or completely end.

In the United States, the composition and recording copyrights embodied in a song are generally protected by U.S. Copyright Law for the periods as follows (subject to various exceptions and nuances): (a) songs created or published in or after 1978, life of the author plus 70 years; (b) songs created or published between 1927 and 1978, there are various applicable periods depending on multiple factors; and (c) for works-made-for-hire created in or after 1978, 95 years from publication date or 120 years from the creation year (whichever expires first). Copyright renewals may also affect the above-referenced timelines. As of 2023, any song created or published before 1927 is currently in the public domain. When a composition or recording moves into the public domain, one who wants to exploit the song does not need to seek permission from or pay royalties to the rights Holder. Therefore, if a Music Asset moves into the public domain the amount of Royalty Share Income paid in respect of such applicable Royalty Shares may diminish or completely end.

In the event Income Interests become terminable in accordance with Section 203 of the U.S. Copyright Act, the amount of Royalty Share Income paid in respect of the applicable Royalty Shares may diminish or completely end.

In the United States, it is accepted under case law that Income Interest transfers are not terminable under Section 203 of the U.S. Copyright Act – only copyright transfers are terminable (with exceptions and limitations). However, if in the future, it is decided that Income Interest transfers are terminable under Section 203 of the U.S. Copyright Act, the transferor of such Income Interest may be able to terminate their transfer of an Income Interest (if transferred after January 1, 1978) within a five (5) year period following thirty-five (35) years after the date the Income Interest was transferred. For transfers occurring prior to January 1, 1978, there may be options to terminate such transfers of copyright as well. Therefore, if, in the future, Income Interest transfers become terminable under Section 203 of the U.S. Copyright Act, the amount of Royalty Share Income paid in respect of such applicable Royalty Shares may diminish or completely end.

Income generated by Income Interests may be reduced if the recorded music industry fails to grow or streaming revenue fails to grow at a sufficient rate to offset download and physical sales declines.

Every consecutive year since 2006, music streaming’s market share has grown. As of 2022, according to the International Federation of the Phonographic Industry, music streaming brought in $17.5 billion, and the music industry as a whole doubled in terms of revenue from 2014 to 2022. With music streaming providing greater accessibility than ever with multiple subscription models, including free ad-based models, and a 10.3% growth in subscription services from 2021 to 2022 alone, the music industry has seen healthy and consistent growth.

There can be no assurances that this growth pattern will persist or that digital revenue will grow at a rate sufficient to offset declines in physical sales, or that changes in streaming models will not negatively impact income generated from the Royalty Rights. A declining recorded music industry is likely to lead to reduced levels of revenue and operating income generated by the recorded and publishing music business. There are also a variety of factors that could cause the prices in the recorded music industry to be reduced. They are, among others, consumption during a global pandemic and fear for economic downturns, price competition from the sale of motion pictures and video games in physical and digital formats, the negotiating leverage of mass merchandisers, big-box retailers and distributors of digital music, the increased costs of doing business with mass merchandisers and big-box retailers as a result of complying with operating procedures that are unique to their needs and any associated changes.

Changes in technology may affect our ability to receive payments in respect of the Purchase Agreements and Royalty Rights.

The recorded and publishing music business is dependent in part on technological developments, including access to and selection and viability of new technologies, and is subject to potential pressure from competitors as a result of their technological developments. For example, the recorded music business may be further adversely affected by technological developments that facilitate the piracy of music, such as internet peer-to-peer filesharing activities, by an inability to enforce intellectual property rights in digital environments, and by a failure to develop successful business models applicable to a digital environment. Music that is illegally produced, distributed, and/or exploited with the use of artificial intelligence could also infringe upon the intellectual property rights associated with the Music Assets underlying our Royalty Rights and adversely affect our ability to collect our Income Interest. The recorded music business also faces competition from other forms of entertainment and leisure activities, such as cable and satellite television, motion pictures, and video games, whether in physical or digital formats. The new digital business, including the impact of ad-supported music services, some of which may be able to avail themselves of “safe harbor” defenses against copyright infringement actions under copyright laws, may also limit the recorded music industry’s ability to receive income from music royalty rights. Due to such “safe harbor” defenses, revenue from ad-supported music services may not fully reflect increases in consumption of recorded music. In addition, the recorded music industry is currently dependent on a small number of leading digital music services, which allows such services to significantly influence the prices that can be charged in connection with the distribution of digital music. It is possible that the share of music sales by a small number of leading mass-market retailers, as well as online retailers and digital music services, will continue to grow, which could further increase their negotiating leverage and put pressure on prices, ultimately decreasing the income we will receive from music royalty rights.

Failure to obtain, maintain, protect, or enforce our intellectual property rights could substantially harm our business, operating results, and financial condition.

The success of the Company and its ability to make distributions to Holders depends on its ability to obtain, maintain, protect, and enforce our rights under each Purchase Agreement. The measures that we take to obtain, maintain, protect, and enforce our rights, including, if necessary, litigation or proceedings before governmental authorities and administrative bodies, may be ineffective, expensive and time-consuming, and, despite such measures, we may not be able to enforce Income Interest collection on our Royalty Rights. Additionally, changes in law may be implemented, or changes in interpretation of such laws may occur, that may affect our ability to obtain, maintain, protect, or enforce rights to our Royalty Rights. Moreover, with music royalty rights, it is possible that despite our due diligence efforts there could be successful challenges by third parties to the ownership of a particular copyright or royalty stream or, if acquired as a group of assets, the entire group in which case the value of the asset(s) might be significantly less valuable, or have no value. Failure to obtain, maintain, protect, or enforce our rights could harm our brand or brand recognition and adversely affect our business, financial condition, and results of operation.

Digital piracy may lead to decreased sales in the recorded and publishing music industry and affect our ability to receive Income Interest from the Royalty Rights.

The combined effect of the decreasing cost of electronic and computer equipment and related technology such as the conversion of music into digital formats have made it easier for consumers to obtain and create unauthorized copies of music recordings in the form of, for example, MP3 files. Such piracy will have a negative effect on revenues attributable to music royalty rights we acquire. In addition, while growth of music-enabled mobile consumer offers new opportunities for growth in the music industry, it also opens the market up to risks from behaviors such as “sideloading” and the mobile app-based downloading of unauthorized content. As the business shifts to streaming music or access models, piracy in these models is increasing. The impact of digital piracy on legitimate music sales and subscriptions is hard to quantify, but we believe that illegal filesharing and other forms of unauthorized activities could potentially have a negative impact on music sales and on the Income Interests we may receive from the Royalty Rights. The music industry is working to control this problem in a variety of ways including through litigation, and lobbying governments for new, stronger copyright protection laws and more stringent enforcement of current laws, through graduated response programs achieved through cooperation with internet service providers and legislation being advanced or considered in many countries, through technological measures and by enabling legitimate new media business models. However, we do not know whether such measures will be effective, and if such measures are not effective, our Income Interests derived from the Royalty Rights may decrease.

Royalty Rights and Income Interests are subject to risks relating to the music industry and such risks may reduce or eliminate the royalties, fees and other income streams that would otherwise accrue with respect to a song.

Various business risks in the music industry may contribute to the reduction or elimination of the royalties, fees and other income streams that would otherwise accrue with respect to a song. For example, a song may have an unrecouped balance owed to a music label, publisher or other party that must first be recouped from the royalty income before any royalties, fees and other income streams can pass to the Income Interests Owner. Additionally, royalties may be withheld by a music label, publisher or other party or reduced if they become subject to a legal dispute until the dispute is resolved to the satisfaction of the copyright holder or if a copyright infringement claim is successful. Royalties may also go uncollected or be paid to a prior label, publisher, other third party, or owner if the present copyright holder may not have an appropriate party engaged to exploit and collect income owing in respect of a song. Royalty administrators, publishers, labels, and/or distributors may also experience delays in distributing royalty payments. These are examples of some, but not all, of the risks that may impact the amount of Income Interests that the Company receives in respect of the Royalty Rights and that will be available for Royalty Share Income distributions to Holders. If any of these or other risks were to arise with respect to a particular Music Asset or Income Interest underlying any of the Royalty Rights, then Holders of the corresponding Royalty Shares may experience a material or complete reduction in the amount of Royalty Share Income paid in respect of such Royalty Shares.

Income Interest Owners from whom we acquire Income Interests do not owe any fiduciary duties to the Company or its investors, and they are under no obligation to enhance the value of the underlying music royalty rights or disclose information to the Company’s investors.

The owners of the intellectual property underlying the Royalty Rights have no obligation to enhance the value of the underlying Income Interests that we may acquire. For example, the recording artist or songwriter may decide to retire, which may have the effect of decreasing future Income Interests from the music. Furthermore, neither the recording artist, the songwriter nor the intellectual property rights owner owe any fiduciary duties to the Company or investors in the Royalty Shares. Investors in the Royalty Shares will have no recourse directly against the recording artist or songwriter or the intellectual property rights owner, either under the agreement to purchase the Income Interests or under state or federal securities laws.

The value of music is highly subjective, and the popularity of Music Assets may be unpredictable.

The value of music is inherently subjective given the unique character of each individual work. In addition, the popularity of any given work may be unpredictable. While the analysis of certain qualitative factors may provide some predictive information regarding how the music-consuming market may respond to a certain asset, such as an artist’s track record, general cultural and/or industry trends, press coverage and other public exposure, or certain musical criteria, these factors may not reliably inform how a Music Asset underlying the Royalty Rights will perform in ways that result in the ultimate payment of Royalty Share Income distributions to Holders.

There is no assurance of appreciation of the value of the Royalty Rights or any cash distributions resulting from any potential disposal of the Royalty Rights.

There is no assurance that the value of the Royalty Rights will appreciate, maintain their present value, or be sold at a profit. The marketability and value of the Royalty Rights will depend upon many factors beyond our control. There can be no assurance that there will be a ready market for the Royalty Rights, since investment in music royalty rights is generally illiquid, nor is there any assurance that in the event of a voluntary or involuntary liquidation, or any disposal otherwise, of the Royalty Rights, sufficient cash will be generated allowing investors to recuperate their investment amounts.

Temporary popularity of some Music Assets or music trends may result in short-term value increases in Royalty Share Income payments that may prove unsustainable as cultural tastes shift.

Temporary consumer popularity may lead to short-term or temporary increased amounts in Royalty Share Income distributions, followed by decreases thereof. The demand for specific categories of music and artists is influenced by changing cultural trends in the market, which can be difficult to predict. These risks of changes in popularity may be greater for a living or emerging artist, as compared to other categories which may have a proven popularity track record over a longer period of time. These trends could result in reduced profitability for Holders. Furthermore, artists and songwriters may engage in activities or behaviors that may influence their public perception, which in turn may influence the demand or popularity of certain related Music Assets. The adverse impact to the Royalty Shares resulting, directly or indirectly, from such artists’ or songwriters’ activities or behaviors may be impossible to predict at the time an investor purchases a Royalty Share.

We are relatively undiversified since our strategy involves the investment exclusively in Income Interests.

The Company was formed to facilitate an investment in the collection of Royalty Rights that derive Income Interests from certain Music Assets. Such lack of diversification may create a concentration risk that may make an investment in the Royalty Shares riskier than an investment in a diversified pool of assets or business with more varied operations. Aggregate returns realized by investors are expected to correlate to the change in popularity and/or consumption of the underlying assets, which may not correlate to changes in the overall music market or any segment of the music market.

Risks Related to the Offering and Ownership of the Royalty Shares

An investment in an Offering constitutes only an investment in the Royalty Shares and not in the Company or directly in any underlying Music Asset.

An investor in this Offering will acquire an ownership interest in the Royalty Shares representing the contractual right to receive Royalty Share Income, and will not, for the avoidance of doubt, acquire an ownership interest in (i) the Company, (ii) the Manager, (iii) the Jukebox Platform, (iv) Jukebox Holding, (v) the underlying intellectual property rights, including copyrights, of the Music Assets, or (vi) directly, the Music Assets associated with or underlying the Royalty Rights. The Manager retains significant control over the management of the Company. Furthermore, because the Royalty Shares do not constitute an investment in the Company as a whole, Holders are not expected to receive any economic benefit from the assets of, or be subject to the liabilities of, any of the Company’s activities unrelated to this Offering or the Royalty Rights. In addition, the economic interest of a Holder may not be identical to owning a direct undivided interest in a Music Asset underlying the Royalty Rights because, among other things, the Company will be required to pay certain taxes before distributions are made to the Holders, and Manager will receive an administrative fee and other fees in respect of its management services offered to the Company.

The offering price of the Royalty Shares was not established on an independent basis; the actual value of your investment may be substantially less than what you pay. When determining the estimated value of the Royalty Shares, the value of the Royalty Shares has been and will be based upon a number of assumptions that may not be accurate or complete.

The Manager established the initial offering price of the Royalty Shares on an arbitrary basis. The selling price of the Royalty Shares bears no relationship to our book or asset values or to any other established criteria for valuing Royalty Shares. Because the offering price is not based upon any independent valuation, the offering price may not be indicative of the proceeds that you would receive upon liquidation. Further, the offering price may be significantly more than the price at which the Royalty Shares would trade if they were to be listed on an exchange or actively traded by broker-dealers.

Royalty Share Income Distributions depend entirely on the payments of Income Interests received by the Company in respect of the corresponding Royalty Rights. If we do not receive such payments, you will not receive any Royalty Share Income distributions.

The Company is obligated to make Royalty Share Income distributions only to the extent that the Company receives Income Interest payments in respect of the corresponding Royalty Rights. If the Company does not receive any Income Interest payments in respect of the corresponding Royalty Rights, you will not be entitled to, and will not receive any, Royalty Share Income distributions .

The Royalty Shares are unsecured limited obligations of the Company only and are not secured by any collateral or guaranteed or insured by any third party.

The Royalty Shares are unsecured limited obligations of the Company only and will not represent an obligation of the Manager or Jukebox Holding, any Income Interest Owner or any other party except the Company. The Royalty Shares are not secured by any collateral and are not guaranteed or insured by any governmental agency or instrumentality or any third party.

A determination that music royalty Income Interests are “securities” may adversely affect the value of the Royalty Shares, and result in potentially extraordinary, nonrecurring expenses to, or termination of, the Company.

The SEC has not made any official policy statements categorically addressing whether music royalty Income Interests, such as Royalty Rights, are “securities” under federal securities laws. As such, the SEC may consider music royalty Income Interests as “securities” in the future. The test for determining whether a certain music royalty Income Interest can be complex and highly fact-specific, where the outcome is difficult to predict.

To the extent music royalty Income Interests are securities, the Company may also be subject to additional regulatory requirements, including under the Investment Company Act, and the Company may be required to register as an investment adviser under the Investment Advisers Act. Regulatory changes or interpretations could cause the Company to register and comply with new regulations, resulting in potentially extraordinary expenses to the Company. If the Company determines not to comply with such additional regulatory and registration requirements, the Manager may dissolve the Company in accordance with the Company’s Operating Agreement. Any such dissolution could result in the liquidation of the Royalty Rights at a time that is disadvantageous to Holders.

There is currently no public trading market for the Royalty Shares, and there can be no assurance that any trading market will develop or, even if developed, may not be available to all Holders, may not be sustained or may cease to exist following this Offering, which would adversely impact the market for the Royalty Shares and make it difficult, or even impossible, to sell your Royalty Shares.

There is currently no public trading market for the Royalty Shares, and an active market may not develop or be sustained. If an active public trading market for the Royalty Shares does not develop or is not sustained, it may be difficult or impossible for investors to resell their Royalty Shares at any price. Even if a public market does develop, the market price could decline below the amount an investor paid for the Royalty Shares or fluctuate significantly for many reasons, including reasons unrelated to our performance, such as reports by industry analysts, investor perceptions, or announcements by our competitors regarding their own performance, as well as general economic and industry conditions.

We do not currently intend to list the Royalty Shares for trading on a national securities exchange. We intend to facilitate secondary sales of Royalty Shares on an alternative trading system operated by an SEC-registered broker-dealer and a member of FINRA and the SIPC, hereinafter referred to as the “ATS.” Additionally, we may engage the services of an SEC-registered broker-dealer and a member of FINRA and SIPC, to provide Holders of the Royalty Shares with access to the ATS through the Jukebox Platform. No assurance can be given that the Company, the Jukebox Platform, the ATS or the broker-dealer we engage will be in a position to facilitate sales of the Royalty Shares or, in the event they are able to facilitate such sales, provide an effective means of selling your Royalty Shares or that the price at which any Royalty Shares may be sold through the ATS with the assistance of such broker-dealer (or otherwise) will be reflective of the fair value of the Royalty Shares or the underlying Royalty Rights. In the event that secondary sales of Royalty Shares are possible on the ATS, such sales may be subject to fees imposed by the Jukebox Platform, the ATS and/or the broker-dealer we engage or other broker-dealers operating on the ATS. We do not know the extent to which investor interest will lead to the development and maintenance of a liquid market. In light of a variety of factors, including, without limitation, the relatively small market capitalization of the Company, we cannot guarantee the ATS will provide a reliable or effective means of price discovery. Any posted offer prices or historical transaction information reflected on the ATS should not be construed as being representative of the fair value of the Royalty Shares or of the Royalty Rights. Investors should be prepared to hold their Royalty Shares for an indefinite period of time, as there can be no assurance that the Royalty Shares will ever be saleable through the ATS or any alternative platform.

If a market ever develops for the Royalty Shares, the market prices and trading volume of the Royalty Shares may be volatile.

If a market develops for the Royalty Shares, the market price of the Royalty Shares could fluctuate for many reasons, including reasons unrelated to our performance, such as reports by industry analysts, investor perceptions, or announcements by our competitors regarding their own performance, as well as general economic and industry conditions. In addition, fluctuations in operating results of any particular series of Royalty Shares, or the failure to meet the expectations of investors, may negatively impact the price of the Royalty Shares. Operating results may fluctuate in the future due to a variety of factors that could negatively affect revenues or expenses in any particular reporting period, including vulnerability of our business to a general economic downturn, changes in the laws that affect our operations, competition, compensation-related expenses, application of accounting standards, seasonality, and our ability to obtain and maintain all necessary government certifications or licenses to conduct our business. Lastly, the price investors pay for the Royalty Shares may be more or less than that paid by investors who purchase their Royalty Shares in the future, such as via ATS. There is no guarantee that the value of Royalty Shares purchased in this Offering will increase in the future should an investor seek to sell such investor’s Royalty Shares.

There may be state law restrictions on an investor’s ability to sell its Royalty Shares making it difficult to transfer, sell, or otherwise dispose of the Royalty Shares.

Each state has its own securities laws, colloquially known as “blue sky” laws, which (i) limits sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration and (ii) govern the reporting requirements for broker-dealers and stockbrokers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. Also, the broker must be registered in that state. We do not know whether the Royalty Shares being offered under this Offering Circular will be registered, or exempt, under the laws of any states. A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as the market-makers for our Royalty Shares. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our Royalty Shares. Investors should consider the resale market for our Royalty Shares to be limited. Investors may be unable to resell their Royalty Shares, or they may be unable to resell them without the significant expense of state registration or qualification.

If we face litigation related to the Offering, we may elect to liquidate the Company’s assets, and the proceeds of any such liquidation may be insufficient to provide an adequate remedy. Further, if investors successfully seek rescission, we would face severe financial demands that we may not be able to meet.

The Royalty Shares have not been registered under the Securities Act and are being offered in reliance upon the exemption provided by Section 3(b) of the Securities Act, including Regulation A promulgated thereunder. We represent that this Offering Circular does not contain any untrue statements of material fact or omit to state any material fact necessary to make the statements made, in light of all the circumstances under which they are made, not misleading. However, if this representation is inaccurate with respect to a material fact, if this Offering fails to qualify for exemption from registration under the federal securities laws pursuant to Regulation A, or if we fail to register the Royalty Shares or find an exemption under the securities laws of each state in which we offer the Royalty Shares, each investor may have the right to rescind his, her or its purchase of the Royalty Shares and to receive back from us his, her or its purchase price with interest. Such investors, however, may be unable to collect on any judgment, and the cost of obtaining such judgment may outweigh the benefits. If investors successfully seek rescission, there can be no assurance that the available funds of the Company can provide an adequate remedy for its investors and it would face severe financial demands it may not be able to meet, which may adversely affect any non-rescinding investors.

Risks of investing using a credit card.

We may, in our sole discretion, accept credit cards for subscriptions, provided that any such credit card subscription may be subject to additional restrictions. An investment in the Royalty Shares is a long-term and highly illiquid investment. Payment by credit card may be appropriate for some investors as a temporary funding convenience, but should not be used as a long-term means to finance an investment in the Royalty Shares. Investors contemplating using their credit card to invest are urged to review the SEC’s Investor Alert dated February 14, 2018 entitled: Credit Cards and Investments – A Risky Combination, which is available at https://www.sec.gov/oiea/investor-alerts-and-bulletins/ia_riskycombination. Credit card investment may result in incurrence of third-party fees and charges (often ranging from 1.5% - 3.0%), interest obligations which will lower your expected investment returns, and could exceed your actual returns. In addition, if you cannot meet your minimum payment obligation, you may damage your credit profile which would make it more difficult and more expensive to borrow in the future.

Risk Factors Related to the Company

The value of the Royalty Shares may be influenced by a variety of factors unrelated to the performance of the underlying Music Assets.

The value of the Royalty Shares may be influenced by a variety of factors unrelated to the performance of the Music Assets underlying the Royalty Rights. These factors include the following:

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Unanticipated problems or issues with respect to the mechanics of the Company’s operations and the trading of the Royalty Shares may arise, in particular due to the fact that the mechanisms and procedures governing the creation and offering of the Royalty Shares have been developed specifically for this product;

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The Company could experience difficulties in operating and maintaining its technical infrastructure, including in connection with expansions or updates to such infrastructure, which may be complex and could lead to unanticipated delays, unforeseen expenses, and security vulnerabilities; and

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The Company could experience unforeseen issues relating to the performance and effectiveness of the security procedures it uses to operate, or the security procedures may not protect against all errors, software flaws, or other vulnerabilities in the Company’s technical infrastructure, which could give rise to potential unforeseen expenses and reputational harm to the Company.

We may not currently maintain enough resources to meet customer support demands or scale our operations if the demand for Royalty Shares is higher than we have anticipated.

To date, the Company has made budgeting and operational decisions based on internal financial and operational projections, in order to meet the foreseeable needs of the Company to conduct its business activities in an effective manner. While the relevant projections have been prepared based on carefully devised business assumptions, the demand for Royalty Shares may nonetheless be higher than indicated by our internal projections, in which event the resources currently allocated to customer support may fall short of the Company’s actual needs. While we intend to address such personnel resources issues swiftly, temporary personnel shortage resulting from unanticipated demand may result in dissatisfaction of the Company’s customers, which in turn may result in reputational harm to the Company and/or the Royalty Shares.

Holders do not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act or the protections afforded by the Commodity Exchange Act (the “CEA”).

The Investment Company Act is designed to protect investors by preventing insiders from managing investment companies to their benefit and to the detriment of public investors, such as: the issuance of securities having inequitable or discriminatory provisions; the management of investment companies by irresponsible persons; the use of unsound or misleading methods of computing earnings and asset value; changes in the character of investment companies without the consent of investors; and investment companies from engaging in excessive leveraging. To accomplish these ends, the Investment Company Act requires the safekeeping and proper valuation of fund assets, restricts greatly transactions with affiliates, limits leveraging, and imposes governance requirements as a check on fund management.

The Company is not registered as an investment company under the Investment Company Act, and we believe that the Company is not required to register under such act. Consequently, Holders do not have the regulatory protections provided to investors in investment companies.

The Company will not hold or trade in commodity interests regulated by the CEA, as administered by the Commodity Futures Trading Commission (the “CFTC”). Furthermore, we believe that the Company is not a commodity pool for purposes of the CEA, and that the Company is not subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with the operation of the Company. Consequently, Holders will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools.

The restrictions on transfer and redemption may result in losses on an investment in the Royalty Shares.

Royalty Shares purchased directly from the Company may not be resold except in transactions exempt from registration under the Securities Act and state securities laws and, where applicable, with the consent of the Company. See “Description of the Royalty Shares—Transfer Restrictions” for more information.

The Company is not accepting, and does not expect to accept, redemption requests from Holders. Therefore, unless the Company is permitted to, and does, establish a Royalty Share Unit redemption program, Holder may be unable to (or could be significantly impeded in attempting to) sell or otherwise liquidate investments in the Royalty Shares, which could have a material adverse impact on demand for the Royalty Shares and their value.

The Company will incur significant costs as a result of the qualification of the Royalty Shares pursuant to Regulation A and becoming a reporting issuer under Regulation A.

In order to qualify an offering pursuant to Regulation A, the Company will incur significant ongoing legal, accounting and other expenses. In addition, Regulation A imposes various requirements on issuers that require the Company and other personnel to devote a substantial amount of time to compliance initiatives.

If the Manager is required to register as a broker-dealer with the Commission and FINRA, the Manager may be required to cease operations and any Royalty Shares offered and sold without such proper registration may be subject to a right of rescission.

If the Manager is deemed to have itself engaged in brokerage activities that require registration with the SEC and FINRA, including the initial sale of the Royalty Shares through the Jukebox Platform and permitting a registered broker-dealer to facilitate resales or other liquidity of the Royalty Shares on the Jukebox Platform or the ATS, the Manager may need to stop operating and, therefore, the Company would not have an entity managing the Royalty Rights, or an entity overseeing the Manager’s management of the Royalty Rights, as the case may be. In addition, if the Manager is ultimately found to have engaged in activities requiring registration as “broker-dealer” without either being properly registered as such, there is a risk that any Royalty Shares offered and sold while the Manager was not so registered may be subject to a right of rescission, which may result in the early termination of this Offering.

By purchasing Royalty Shares in this Offering, you are bound by the provisions contained in the Subscription Agreement which provide for mandatory arbitration and a waiver of rights to a jury trial which limits your ability to bring class action lawsuits, seek remedies on a class basis or have a jury decide the factual merits of your claim.

By purchasing Royalty Shares in this Offering, investors agree to be bound by the arbitration provisions contained in our Subscription Agreement which provide that arbitration is the exclusive means for resolving disputes relating to or arising out of the Subscription Agreement, the Royalty Shares, the Jukebox Platform, and/or the activities or relationships that involve, lead to, or result from any of the foregoing. In addition, by signing the Subscription Agreement, you waive your rights to a jury trial in any such dispute. Arbitration awards are generally final and binding. A party’s ability to have a court reverse or modify an arbitration award is very limited. Further, any claims arising out of the Subscription Agreement must be brought in the parties’ individual capacity, and not as a plaintiff or class member in any purported class action, collective action, private attorney general action, or other representative proceeding, or class arbitration. An arbitrator may not consolidate more than one individual’s claims arising out of the Subscription Agreement. Purchasers of Royalty Shares in a secondary transaction would also be subject to the same arbitration provisions and jury waiver that are currently in our Subscription Agreement. Such arbitration provision limits the ability of investors to bring class action lawsuits or similarly seek remedies on a class basis for claims subject to the provision. If invoked, the arbitration is required to be conducted in the State of New York in accordance with New York law. The Subscription Agreement allows for either the Company or an investor to elect to enter into binding arbitration in the event of any covered claim in which the Company and the investor are adverse parties. While not mandatory, in the event that the Company were to invoke the arbitration clause, the rights of the adverse Holder to seek redress in court would be severely limited. These restrictions on the ability to bring a class action lawsuit and the waiver of a jury trial may result in increased costs and/or reduced remedies, to individual investors who wish to pursue claims against the Company, except in the case of claims made under the federal securities laws.

We are substantially reliant on the Manager to manage the administration of the Company and other management services relating to our business and the Purchase Agreements.

We do not plan to have employees or intend to maintain or generate any cash flow other than Interest Income payments. Accordingly, we are substantially reliant on the performance of the Manager under the Operating Agreement. We plan to rely on the Manager to perform or administer all necessary day-to-day operational tasks to manage and administer affairs in connection with the Royalty Rights. The Manager is also responsible for all management services required to maintain the Company, including professional services, regulatory filings, SEC reporting, tax filings, and other matters. The Manager is a newly formed company and has not yet developed a track record of successful performance of these activities. If the Manager were to default on its obligations under the Operating Agreement, it would be extremely difficult for us to replace the Manager or internally manage these functions given our lack of cash flow and lack of employees. Accordingly, in the event of a material default by the Manager under the terms of the Operating Agreement, it could potentially give rise to circumstances under which we may be forced to liquidate the Company’s assets. We cannot provide assurance that the timing or terms of any such liquidation would be favorable.

Our Subscription Agreement designates the federal district courts of the United States of America as the exclusive forum for disputes between us and our Holders involving claims under the Securities Act, which, if enforced by the courts, will restrict our Holders ability to choose the judicial forum for Securities Act disputes.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all Securities Act actions. Accordingly, both state and federal courts have jurisdiction to entertain such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our Subscription Agreement provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. There is uncertainty as to whether a court would enforce such provision, and the enforceability of similar choice of forum provisions in other companies’ constitutive documents has been challenged in legal proceedings. While the Delaware courts have determined that such choice of forum provisions are facially valid, a shareholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions. In such instance, we would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of our Operating Agreement. This may require significant additional costs associated with resolving such action in other jurisdictions and there can be no assurance that the provisions will be enforced by a court in those other jurisdictions.

This choice of forum provision may limit a Holder’s ability to bring a Securities Act claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees. If a court were to find the exclusive-forum provision in our Operating Agreement to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving the dispute in other jurisdictions, which could seriously harm our financial condition.

The Subscription Agreement includes provisions that limit Holders’ rights and restrict Holders’ right to bring a derivative action.

The Royalty Shares do not represent an ownership interest in the Company and Holders take no part in the management or control of the Company. Accordingly, Holder may not have the right to authorize actions, appoint service providers or take other actions as may be taken by shareholders of companies where shares carry such rights. The Manager may take actions in the operation of the Company that may be adverse to the interests of Holders and may adversely affect the value of the Royalty Shares.

Moreover, because the Royalty Shares do not represent an ownership interest in the Company, the Holders’ do not have a statutory right under Delaware law to bring a derivative action (i.e., to initiate a lawsuit in the name of the Company in order to assert a claim belonging to the Company against a fiduciary of the Company or against a third-party when the Company’s management has refused to do so). Furthermore, even if the Holder is found to have such a statutory right under Delaware Law, pursuant to the terms of the Subscription Agreement, such rights of the Holders are protected. Under Delaware law, a shareholder may bring a derivative action if the shareholder is a shareholder at the time the action is brought and either (i) was a shareholder at the time of the transaction at issue or (ii) acquired the status of shareholder by operation of law or the Company’s governing instrument from a person who was a shareholder at the time of the transaction at issue.

If the Company were to become subject to a bankruptcy or similar proceeding, the rights of the Holders of the Royalty Shares could be uncertain, and the recovery, if any, of a Holder of a Royalty Share may be substantially delayed and substantially less than the amounts due or that may become due in respect of the Royalty Share.

In the event of a bankruptcy or a similar proceeding by the Company, the rights of investors to continue receiving payments in respect of the Royalty Shares could be subject to the following risks and uncertainties:

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Income Interest Owners and other organizations may delay payments to us on account of the Royalty Rights because of the uncertainties occasioned by a bankruptcy or similar proceeding of the Company, even if they have no legal right to do so, and such delay could reduce, at least for a time, the funds that might otherwise be available for distribution to Holders of the Royalty Shares corresponding to those Royalty Rights.

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In a bankruptcy or similar proceeding of the Company, our obligation to continue making Royalty Share Income distributions would likely be suspended or delayed even if the funds to make such distributions were available. Because a bankruptcy or similar proceeding may take months or years to complete, even if the suspended distributions were resumed, the suspension might effectively reduce the value of any recovery that a Holder of a Royalty Share might receive by the time such recovery occurs.

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The Royalty Shares are unsecured, and investors do not have a security interest in the corresponding Royalty Rights. Accordingly, the Holders of the Royalty Shares may be treated as general unsecured creditors and thus be required to share the Income Interests received by the Company in respect of the corresponding Royalty Rights with our other general unsecured creditors. If such sharing of Income Interests is deemed appropriate, those Income Interests that are either held by us in our accounts at the time of the bankruptcy or similar proceeding of the Company, or not yet received by us at the time of the commencement of the bankruptcy or similar proceeding, may be at greater risk than the Royalty Share Income that is already held by us in accounts for the benefit of Holder on the Jukebox Platform at the time of the bankruptcy or similar proceeding. To the extent that Income Interests would be shared with other creditors of the Company, any secured or priority rights of such other creditors may cause such Income Interests to be distributed to such other creditors before, or ratably with, any Royalty Share Income distributions made to Holders.

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In a bankruptcy or similar proceeding of the Company, it is possible that a Holder of a Royalty Share could be deemed to have a right of payment only from the Income Interests of the corresponding Royalty Rights and not from any other assets of the Company, in which case the Holder of the Royalty Share may not be entitled to share the proceeds of such other assets of the Company with other creditors of the Company, whether or not, as described above, such other creditors would be entitled to share in the Income Interests of the Royalty Rights corresponding to the Royalty Share. Alternatively, it is possible that a Holder of a Royalty Share could be deemed to have a right to Royalty Share Income distributions and from some or all other assets of the Company, in which case the Holder of the Royal Share may be entitled to share the proceeds of such other assets of the Company with other creditors of the Company, whether or not, as described above, such other creditors would be entitled to share in the Royalty Share Income. To the extent that proceeds of such other assets would be shared with other creditors of the Company, any secured or priority rights of such other creditors may cause the proceeds to be distributed to such other creditors before, or ratably with, any Royalty Share Income distributions to Holders.

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If we have received Income Interests before bankruptcy proceedings are commenced and those funds are held in our accounts after the commencement of bankruptcy proceedings and have not been used by us to make Royalty Share Income distributions, there can be no assurance that we will be able to use such funds to make Royalty Share Income distributions.

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If a bankruptcy proceeding commences after your commitment becomes irrevocable (and such funds to purchase the Royalty Rights are set aside for closing), you may not be able to obtain a refund of the funds you have committed even if the offering proceeds have not yet been used to purchase the Royalty Shares or to fund the acquisition of the corresponding Royalty Rights.

If we or the Manager were to cease operations or enter into bankruptcy proceedings, the collection of Income Interests in accordance with the Royalty Rights and the management of the Royalty Shares, including the making of Royalty Share Income distributions, would be interrupted and may halt altogether.

If we or the Manager were to become subject to bankruptcy or similar proceedings or if we or the Manager ceased operations, the Company, or a bankruptcy trustee on our behalf, might be required to find other ways to manage Royalty Rights and Royalty Shares, including the collection of royalties Income Interests and the making of Royalty Share Income distributions to Holders . Such alternatives could result in delays in the making of Royalty Share Income distributions on Royalty Shares or could require payment of significant fees to another company to manage and service the Royalty Rights and the Royalty Shares. Since we have not entered into any back-up management agreements, if we or the Manager were to cease operations or otherwise become unable to manage the Royalty Rights or and the Royalty Shares without transferring such Royalty Rights to another entity, the management of the Royalty Rights and the Royalty Shares, including the collection of Income Interests and the making of Royalty Share Income distributions to Holders would be interrupted and may halt altogether unless another way to manage the Royalty Rights and the Royalty Shares on behalf of investors was secured.

If we or the Manager were to file under Chapter 11 of the Bankruptcy Code, it is possible that we would be able to continue to manage the Royalty Rights and the Royalty Shares during reorganization. If, on the other hand, we were to file under Chapter 7 of the Bankruptcy Code, or if an attempted reorganization under Chapter 11 should fail and the bankruptcy case be converted to Chapter 7, the bankruptcy trustee would have the obligation to administer the bankruptcy estate. As part of such administration, the bankruptcy trustee, subject to bankruptcy court approval, may elect to continue to Royalty Rights and the Royalty Shares or to transfer the right to such servicing to another entity for a fee. Either option would likely result in delays in the collection of Income Interests and in the making of Royalty Share Income distributions to Holders and could require the bankruptcy trustee to pay significant fees to another company to manage the Royalty Rights and the Royalty Shares, ultimately decreasing the amounts available Royalty Share Income to be paid. Alternatively, the bankruptcy trustee may elect to cease these management functions altogether.

In the event that we or the Manager were to cease operations or enter into bankruptcy proceedings, recovery by a Holder of a Royalty Share may be substantially delayed while back-up management is secured, if practicable, or such services halted altogether, and such recovery may be substantially less than the amounts due and that may become due on in respect of the Royalty Share.

The treatment of the Royalty Shares for U.S. federal income tax purposes is uncertain.

There are no statutory provisions, regulations, published rulings, or judicial decisions that directly address the characterization of the Royalty Shares or instruments similar to the Royalty Shares for U.S. federal income tax purposes. However, although the matter is not free from doubt, the Company intends to treat the arrangement as an investment trust described in Treasury Regulation 301.7701-4(c) for U.S. federal income tax purposes in which the investor’s Royalty Share represents an undivided beneficial interest in the Royalty Right derived from the specified Music Asset. Investment trusts are entitled to flow through treatment of the income to the Holders of the Royalty Share.

An investment trust is not classified as a trust if a power exists under the trust agreement to vary the investment of the certificate Holders. An investment trust with multiple classes of ownership interests ordinarily is classified as a business entity. However, an investment trust with multiple classes of ownership interests in which no power exists under the trust agreement to vary the investment of the certificate holder is classified as a trust if the trust is formed to facilitate direct investment in its assets and the existence of multiple classes of ownership interests is incidental to that purpose.

All prospective purchasers of the Royalty Shares are advised to consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences of the purchase and ownership of the Royalty Shares (including any possible differing treatments of the Royalty Shares).

If the arrangement were to become a business entity for U.S. federal income tax purposes, then the business entity would be required to pay corporate level income tax on its net income. Then, Royalty Share Income distributions to investors would be subject to a shareholder level income tax as dividend income to the extent of the business entity’s earnings and profits.

While it is expected that we will operate so that the arrangement will qualify to be treated for U.S. federal income tax purposes as an investment trust, and not as a business entity, given the highly complex nature of the rules governing trusts and partnerships, the ongoing importance of factual determinations, the lack of direct guidance with respect to the application of tax laws to the activities we are undertaking and the possibility of future changes in our circumstances, it is possible that the arrangement will not qualify to be taxable as an investment trust for any particular year. If the Company’s arrangement does not qualify as an investment trust, it may default to a business entity that is characterized as a partnership. Then, the trading of Royalty Shares on an alternative trading system such as the ATS may, under Section 7704 of the Code, cause the partnership to be characterized as a publicly traded partnership that is treated and taxed as a corporation, and not as a partnership, for U.S. federal income tax purposes.

If, for any reason, the arrangement is or becomes taxable as a corporation for U.S. federal income tax purposes, the investors will not be entitled to flow through tax treatment. Instead, the business entity will be required to pay a corporate level income tax on its net income, and distributions to investors will be subject to a shareholder level income tax as a dividend to the extent of the business entity’s earnings and profits. The arrangement’s failure to qualify as an investment trust for U.S. federal income tax purposes could have a material adverse effect on the Company, our investors, and the value of the Royalty Shares.

The Company will not seek rulings from the IRS with respect to any of the United States federal income tax considerations discussed in this Offering Circular. Thus, positions to be taken by the IRS as to tax consequences could differ from the positions taken by the Company.

The Company intends to provide relevant U.S. tax reporting information (e.g., Form 1099) to the Holders of the Royalty Shares. However, it may not be able to provide final tax filing information to the Holder of Royalty Shares for any given fiscal year until after the initial tax filing deadlines for Holders of the Royalty Shares tax returns. Each prospective investor is urged to consult with its own adviser as to the advisability and tax consequences of an investment in the Royalty Shares and plan to obtain extensions of the filing dates for their income tax returns as necessary.

Income Interests received by the Company from sources outside of the U.S. may be subject to non-U.S. withholding or other taxes.

Income Interests received by the Company from sources outside of the U.S. may be subject to non-U.S. withholding or other taxes. In addition, the Company may also be subject to taxes in some of the non-U.S. countries where the Company purchases and sells its investments. Taxes such as withholding tax, capital gains taxes, or similar taxes may be imposed on, and thereby reduce, profits of, or proceeds arising to, the Company in respect of the Royalty Shares. It is impossible to predict the rate of non-U.S. tax the Company will pay since the portion (if any) of the Company’s assets to be invested in non-U.S. countries is not known and non-U.S. tax laws are subject to change. The Holders of Royalty Shares will be informed by the Company as to their proportionate share of taxes paid by the Company, as applicable, which they will be required to include in their income. Each investor considering purchasing Royalty Shares should consult its own tax advisor with respect to the availability of credits against tax liability for such taxes.

Risk Factors Related to Potential Conflicts of Interest

Potential conflicts of interest may arise among Jukebox Holding or its affiliates and the Company. Jukebox Holding and its affiliates have no fiduciary duties to the Company and its Holders other than as provided in the Subscription Agreement, which may permit them to favor their own interests to the detriment of the Company and its Holder.

•

The Manager will manage the affairs of the Company. Conflicts of interest may arise among the Manager and its affiliates. As a result of these conflicts, the Manager may favor its own interests and the interests of its affiliates over the Company and its Holders. These potential conflicts include, among others, the following:

•	The Company has agreed to indemnify the Manager and its affiliates pursuant to the Operating Agreement;

•

To the extent the Manager services clients other than the Company, the Manager is responsible for allocating its own limited resources among different clients and potential future business ventures, to each of which it owes fiduciary duties;

•

The Manager and its staff also service, or may in the future service, affiliates of Jukebox Holding, which may include other music royalty investment vehicles and their respective clients, and may not be able to devote all of its, or their, respective time or resources to the management of the affairs of the Company; and

•	The Manager, its affiliates and their officers and employees are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with the Company.

By purchasing the Royalty Shares, investors agree and consent to the provisions set forth in the Subscription Agreement.

For a further discussion of the conflicts of interest among the Company, Jukebox Holding, the Manager, and others, see “Interest of Management and Others in Certain Transactions.”

Jukebox Holding and the Manager are affiliated with each other.

The services provided by the Manager to the Company pursuant to the Operating Agreement may not be provided on an arm’s-length basis. The Manager may be disincentivized from replacing an affiliated service provider due to its affiliated status. In connection with this conflict of interest, Holders should understand that affiliated service providers will receive fees for providing services to the Company. The Company may have an incentive to resolve questions between the Manager, on the one hand, and the Company and the Holder on the other hand, in favor of the Manager.

Sam Thacker is the Chief Operating Officer of Jukebox Holding, and an Income Interest Owner from whom we are purchasing certain Income Interest pursuant to a Purchase Agreement.

Sam Thacker serves as the Chief Operating Officer of Jukebox Holding. In connection with this Offering, the Company is also purchasing certain Income Interests from Sam Thacker pursuant to a Purchase Agreement between the Company and Sam Thacker. Such Purchase Agreement was not negotiated between the parties at arm’s-length.

The Manager and Jukebox Holding, the parent of the Manager, and their respective officers, directors, and employees, will have other business interests and obligations to other entities, including interests and obligations relating to the music industry.

Jukebox Holding, the parent of the Manager, expects to engage in other business activities, including other activities relating to the music industry. Jukebox Holding may establish other entities similar to the Company and other activities. Neither Jukebox Holding nor the Manager (nor their respective management) will be required to operate the Company as their sole and exclusive function and they will have other business interests and will engage in other activities in addition to those relating to the Company. In addition, the Company is dependent on the Manager and the Manager’s officers and employees to provide essential services pursuant to the Operating Agreement. Their other business interests and activities could divert time and attention from operating the business of the Company.

Holders cannot be assured of the Manager’s continued services, the discontinuance of which may be detrimental to the Company.

Holders cannot be assured that the Manager will be willing or able to continue to serve as administrator pursuant to the Administrative Services Agreement to the Company for any length of time. If the Manager discontinues its activities on behalf of the Company and a substitute administrator is not appointed, the Company may experience substantial disruption to its business operations.

Appointment of a substitute administrator will not guarantee the Company’s undisrupted operation. Because a substitute administrator may have no experience managing the administration of a music royalty investment vehicle and providing other related management services, a substitute administrator may not have the experience, knowledge or expertise required to ensure that the Company will operate successfully or continue to operate at all.

Lack of separate counsel for the Company.

The counsel of the Company (“Legal Counsel”) is also counsel to Jukebox Holding, the Manager and Jukebox Technology (the “Jukebox Entities”). Because Legal Counsel represents both the Company and the Jukebox Entities, certain conflicts of interest exist and may arise. To the extent that an irreconcilable conflict develops between the Company and any of the Jukebox Entities, Legal Counsel may represent one or more of the Jukebox Entities and not the Company. Legal Counsel may, in the future, render services to the Company or one or more of the Jukebox Entities with respect to activities relating to the Company as well as other unrelated activities. Legal Counsel is not representing any prospective investors of any Royalty Shares in connection with any Offering, although the prospective investors may rely on the opinion of Legal Counsel provided at Exhibit 12.1 to the offering statement of which this Offering Circular forms a part. Prospective investors are advised to consult their own independent counsel with respect to the other legal and tax implications of an investment this Offering.

Holders may be adversely affected by the lack of independent advisers representing them.

The Company has consulted with counsel, accountants and other advisers regarding the formation and operation of the Company. No counsel was appointed to represent investors in connection with the formation of the Company or the establishment of the terms of the Subscription Agreement and the Royalty Shares. Moreover, no counsel has been appointed to represent Holders in connection with an investment in the Royalty Shares. Accordingly, an investor should consult his, her or its own legal, tax and financial advisers regarding the desirability of an investment in the Royalty Shares. Lack of such consultation may lead to an undesirable investment decision with respect to investment in the Royalty Shares.

DILUTION

The Company is currently only offering Royalty Shares to the public in this Offering at the offering price specified in this Offering Circular. The Company may issue additional Royalty Shares in the future, with such additional Royalty Shares corresponding to certain additional Income Interests that the Company may acquire in the future. Since any additional Royalty Shares issued in the future will correspond with the Company’s proportionate acquisition of such Income Interests, any such future issuance of Royalty Shares will not result in the dilution to any investors associated with this Offering.

PLAN OF DISTRIBUTION

The Company is selling the Royalty Shares directly through the Jukebox Platform and is not selling the Royalty Shares or soliciting investors through commissioned sales agents or underwriters on a “best efforts” basis. No other affiliated entity involved in the offer and sale of the Royalty Shares is currently a member firm of the FINRA and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of the Royalty Shares. In conducting this offering, associated persons of the Company intend to rely on the exemption from (securities) broker registration requirements provided in Securities and Exchange Act of 1934 (the “Exchange Act”) Rule 3a4-1. Where appropriate, in order to conduct the Offering, the Company intends to register with state securities regulators as an Issuer-Dealer or register one or more of its associated persons, including the Manager, where required, with state securities regulators as an Issuer-Agent.

For additional information about the Jukebox Platform, please “Offering Summary—About the Jukebox Platform.”

The Jukebox Platform is not subject to the registration requirements of Section 304 of the JOBS Act because it does not offer and sell securities pursuant to Section 4(a)(6) of the Securities Act, and, therefore, does not meet the definition of a “funding portal”.

This offering circular and supplements hereto will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on the Jukebox Platform website, as well as on the SEC’s website at www.sec.gov.

Subscriptions will be made only through the Jukebox Platform and payment will be made directly to the Company. The Company will close sales of Royalty Shares to investors in the Offering on an ongoing, continuous basis and will purchase Income Interests pursuant to each applicable Purchase Agreement in the form of Royalty Rights as proceeds from the Offering are received by the Company from investors through the sale of Royalty Shares in the Offering that correspond to such Royalty Rights. The subscription funds paid by investors as part of the subscription process will be held in a designated account of the Company with [                    ] or a similar institution. All fees and expenses of the Offering will be paid by Manager. Accordingly, the Manager will receive an administrative fee in an amount equal to 9% of the gross proceeds of this Offering, which covers the fees and expenses of the Offering paid by the Manager as well as other expected costs and expenses including, but not limited to, sourcing, legal, accounting, financial and reporting, auditing, compliance, and technology licensing costs and expenses. This Offering will not exceed twenty-four (24) months from the date of commencement in accordance with Rule 251(d)(3) of Regulation A.

We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Section 18(b)(4)(D)(ii) of the Securities Act. If the offering terminates or if any prospective investor’s subscription is rejected, all funds received from such investors will be returned without interest or deduction.

To the extent that the funds are not ultimately received by us or are subsequently withdrawn by the subscriber, whether due to an ACH chargeback or otherwise, the Subscription Agreement will be considered terminated, and the subscriber will not be entitled to any Royalty Shares subscribed for or distributions of revenue related thereto that may have accrued. Such subscriber may further be restricted from using the Jukebox Platform, as determined in our sole discretion.

Online Subscriptions and Bank Account

Jukebox Technology owns and operates the web-based Jukebox Platform located at https://www.jkbx.com that allows investors to acquire economic exposure to the Company’s contractual right to Income Interests from certain Purchase Agreements. Through the Jukebox Platform, investors can, once they establish a profile, browse and screen potential music royalty investments, view details of an investment and sign contractual documents online, link a financial account to their Jukebox Platform account, and indicate interest in Royalty Shares. After the qualification by the SEC of the offering statement of which this Offering Circular is a part, the Offering will be conducted through the Jukebox Platform, whereby investors will receive, review, execute and deliver Subscription Agreements electronically as well as make payment of the purchase price by authorizing a transfer from their Jukebox Platform account into our operating account. The Company may also permit payment to be made by credit cards, provided that such payments may be subject to additional restrictions. Investors contemplating using their credit card to invest are urged to carefully review “Risk Factors – Risks of investing using a credit card.” In the event the Company enables credit card payment for subscriptions, such credit card payment will result in incurrence of third-party fees and charges, interest obligations which will lower your expected investment returns and could exceed your actual returns. In addition, if you cannot meet your minimum payment obligation, you may damage your credit profile which would make it more difficult and more expensive to borrow in the future. On any relevant closing date, the funds in the account will be released to us and the associated Royalty Shares will be issued to the investors in this Offering. If there are no closings of this Offering, the funds deposited in the desginated account will be promptly returned to subscribers, without deduction and generally without interest.

Upon each closing under the terms as set out in this Offering Circular, funds will be immediately transferred to us (where the funds will be available for use in the operations of the Company’s business in a manner consistent with the “Use of Proceeds” in this Offering Circular).

Purchase Agreement with Owners of Compositions and Recordings

We have entered, and will enter, into Purchase Agreements with certain Income Interest Owners, a form of which is attached as Exhibit 6.2 to the offering statement. Through the Purchase Agreement, the Income Interest Owners will sell to us certain Income Interests related to certain Music Assets owned by such Income Interest Owner. The Purchase Agreement shall continue for a specified term of years, as the case may be, by which the Income Interest Owner will, on an ongoing basis, enter into multiple asset purchase transactions in the form of schedules to each Purchase Agreement (each, a “Purchase Agreement Schedule”), which are to be negotiated in good faith by the Income Interest Owner and the Company. In connection with each Purchase Agreement, the Income Interest Owner sells, assigns, and transfers a portion or percentage of their Income Interests in each Music Asset to the Company, as well as, if available in certain cases, a right to use any artist or writer materials in the Company’s marketing and promotions. The Purchase Agreement and each respective Purchase Agreement Schedule are constructed so that the Company receives only passive Income Interests in Music Assets, but not the copyright, administration, or distribution rights. The prices for each Income Interest purchased by the Company in the form of Royalty Rights are also negotiated in good faith and are individualized to each Purchase Agreement Schedule. This price negotiation includes the disclosure of the percent Income Interest the Income Interest Owner has in each Music Asset, and how much of such Income Interest they are willing to sell to the Company. In order to sell a portion or all of the Income Interest Owner’s Income Interest to the Company, the Income Interest Owner must assign their Income Interests in the specifically negotiated for Music Asset to the Company.

Book-Entry Records of Royalty Shares

Ownership of the Royalty Shares will be represented in “book-entry” only form directly in the name of the respective owner of the Royalty Shares and shall be recorded by the Company and that no physical certificates shall be issued, nor received, by the Company or any other person. The Company shall send out email confirmations of positions and notifications of changes “from” us upon each and every event affecting any person’s ownership interest.

Investment Amount Limitations

The minimum purchase threshold for an investor to participate in this Offering is one (1) Royalty Share per series. We can waive any investment amount limitations or requirements by posting such change to our website or on a case-by-case basis in our sole discretion. Subscriptions, once received, are irrevocable by the investors but can be rejected by us.

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, you are encouraged to refer to www.investor.gov.

As a Tier 2, Regulation A offering, investors must comply with the 10% limitation to investment in the Offering. The only investor in this Offering exempt from this limitation is an accredited investor, an “Accredited Investor,” as defined under Rule 501 of Regulation D. If you meet one of the following tests, you should qualify as an Accredited Investor:

(i)

You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse or spousal equivalent in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)

You are a natural person and your individual net worth, or joint net worth with your spouse or spousal equivalent, exceeds $1,000,000 at the time you purchase Royalty Shares (please see below on how to calculate your net worth);

(iii)	You are a director, executive officer or general partner of the issuer or a director, executive officer, or general partner of the general partner of the issuer;

(iv)

You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, or limited liability company, not formed for the specific purpose of acquiring the Royalty Shares, with total assets in excess of $5,000,000;

(v)

You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an investment advisor registered pursuant to the Investment Advisers Act of 1940 or registered pursuant to the laws of a state, an investment advisor relying on the exemption of registering with the SEC under the Investment Advisers Act of 1940, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958, or a Rural Business Investment Company as defined in the Consolidated Farm and Rural Development Act, or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)

You are a trust with total assets in excess of $5,000,000, your purchase of Royalty Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Royalty Shares; or

(viii)

You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(ix)

You are an entity, of a type not listed in the above paragraphs (iv), (v), (vi), (vii), or (viii), not formed for the specific purpose of acquiring the Royalty Shares, owning investments in excess of $5,000,000;

(x)

You are a natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status;

(xi)

You are a “family office,” as defined by the Investment Advisers Act of 1940, with assets under management in excess of $5,000,000, and is not formed for the specific purpose of acquiring the Royalty Shares, and your prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

(xii)

You are a “family client,” as defined under the Investment Advisers Act of 1940, of a family office meeting the requirements in the above paragraph (xi), and your prospective investment in the issuer is directed by such family office pursuant to the above paragraph (xi).

Offering Period and Expiration Date

We will commence the sale of the Royalty Shares as of the date on which the offering statement of which this Offering Circular is a part is declared qualified by the SEC. The Company will conduct the Offering on a continuous ongoing basis upon qualification and may close sales of Royalty Shares to investors in the Offering on an ongoing, continuous basis. Throughout this Offering Circular, we have assumed multiple closings on an ongoing, continuous basis as proceeds are received by the Company from investors in the Offering and refer to the “final closing” as the last such closing. The maximum Offering period is 24 (twenty-four) months from the date of commencement in accordance with Rule 251(d)(3) of Regulation A, but we reserve the right to terminate this Offering for any reason at any time prior to the initial closing.

Jukebox Platform

We plan to use the Jukebox Platform website at https://www.jkbx.com to provide notification of this anticipated Offering. Prior to the qualification of the Offering by the SEC, we may post information about this anticipated Offering on the Jukebox Platform website. This Offering Circular as well as amendments to this Offering Circular after it has been publicly filed and prior to qualification by the SEC will be furnished to prospective investors for their review via download 24 hours per day, 7 days per week on the website as well.

Procedures for Subscribing

After the qualification by the SEC of the offering statement of which this Offering Circular is a part, if you decide to subscribe for any Royalty Shares in this Offering, you should go to the Jukebox Platform at https://www.jkbx.com, and follow the links and procedures described on the website. The website will direct you to receive (upon your acknowledgement that you have had the opportunity to review this Offering Circular), review, execute and deliver the Royalty Share Agreement and Subscription Agreement electronically. The Jukebox Platform provides a secure portal to enable you to subscribe as follows:

1.	At any point in time, you can create an account on the Jukebox Platform.

2.	Once an offering has been qualified by the SEC, you can initiate the subscription process by clicking a button confirming your intent to purchase a Royalty Share.

3.

If you have not already created an account on the Jukebox Platform, you will need to provide basic identifying information, including your name, email address, phone number; establish a password; and validate your identity.

4.

Before you can confirm your purchase, you will be presented with a link to the final Offering Circular (and any post-qualification supplements or amendments, if applicable) and basic information about the Offering, the number of Royalty Shares offered, the maximum aggregate offering amount, and the minimum investment amount.

5.	You will be requested to enter and confirm the number of Royalty Shares you wish to subscribe for and confirm the corresponding dollar amount of your proposed subscription.

6.

If you have not already linked a financial account to your Jukebox account, you will be requested to select a payment method, including: (i) linking a bank account to facilitate payment through the Automated Clearing House, or ACH, (ii) federal funds wire transfer, or (iii) credit card (if offered), as follows:

a.

ACH. If you choose to link your bank account, you will be requested to input or select your bank among a directory of banks and you will be prompted to provide your bank user name and password and to select the particular account. You may also have the option to confirm your bank account by confirming micro deposits in lieu of using your user name and password.

b.

Wire Transfer. If you choose to pay by wire transfer, you will be provided with the issuer’s bank account number, routing number and bank address, along with a unique identifying code that will enable us to match the incoming wire transfer with your subscription.

c.

Credit Card. If you choose to pay by credit card, you will be prompted to provide your credit card information and will be presented with a screen that reflects the amount of your subscription, the amount of fees that would be charged by the credit card issuer for the transaction and the total amount payable.

7.	After entering your basic identifying information, the Jukebox Platform will request you confirm control of your account and confirms that you created your profile with the Jukebox Platform.

8.

After creating an account, adding a financial account, and selecting the specific Royalty Shares you desire to purchase, you will be directed to review and execute a copy of the Royalty Share Agreement and Subscription Agreement.

9.

Throughout the account creation process, you will have the opportunity to verify your identity. If you have not done so, after agreeing to the Royalty Share and Subscription Agreements you will be requested to verify your identity and you will be presented with an active hyperlink to a Customer ID Program Notice which describes the identification information you need to provide. You will be prompted to provide us with identifying information such as your address, date of birth and your social security or tax identification number. You will also be asked: (i) whether you are an accredited investor (with appropriate definitions provided) and if not, you will be asked to confirm that your investment will be less than 10% of your net worth or annual gross income, (ii) whether you or anyone in your household are associated with a FINRA member, securities exchange, self-regulatory organization or the SEC and (iii) whether you or anyone in your household or immediate family is a 10% shareholder, officer, or member of the board of directors of a publicly traded company.

10.

After your identity is cleared against certain governmental terrorist watch lists and lists designed to prevent or deter money-laundering, you will be presented with a confirmation of your accepted subscription.

11.

You will receive an email confirmation indicating the amount of your subscription, along with a fully executed copy of the Royalty Share Agreement and Subscription Agreement, which will be time and date stamped, for your records.

12.

You will then be presented with a screen requesting certain tax exemption status information that will be used, along with other information previously provided, to populate a Form W-9 (Request for Taxpayer Identification Number and Certification) or W-8 (International), as applicable.

13.

Lastly, you will be directed to a “My Account” screen that summarizes the status of your subscription, order history, whether or not Royalty Shares have been issued, profile information, tax documents and active hyperlinks to the Royalty Share Agreement and Subscription Agreement.

Any potential investor will have ample time to review the Royalty Share Agreement and Subscription Agreement, along with their counsel, prior to making any final investment decision. We will not accept any money until the SEC declares this Offering Circular qualified.

The subscription funds paid by investors as part of the subscription process will be held in a designated account of the Company with [                                                 ] or a similar institution. The Company will close sales of Royalty Shares to investors in the Offering on an ongoing, continuous basis and will purchase Income Interests pursuant to each applicable Purchase Agreement in the form of Royalty Rights as proceeds from the Offering are received by the Company from investors through the sale of Royalty Shares in the Offering that correspond to such Royalty Rights. If there are no closings or if funds remain in the account upon termination of this Offering without any corresponding closing, the funds deposited in the designated account will be promptly returned to subscribers, without deduction and generally without interest.

You will be required to represent and warrant in your Subscription Agreement that you are an accredited investor as defined under Rule 501 of Regulation D or that your investment in the Royalty Shares does not exceed 10% of your net worth or annual income, whichever is greater, if you are a natural person, or 10% of your revenues or net assets, whichever is greater, calculated as of your most recent fiscal year if you are a non-natural person. By completing and executing your Royalty Share Agreement and Subscription Agreement you will also acknowledge and represent that you have received a copy of this Offering Circular, you are purchasing the Royalty Shares for your own account and that your rights and responsibilities regarding your Royalty Shares will be governed by the Royalty Share Agreement and Subscription Agreement, each filed as an exhibit to the offering statement of which this Offering Circular forms an integral part.

Right to Reject Subscriptions

After we receive your complete, executed Royalty Share Agreement and Subscription Agreement and the funds required under these agreements have been transferred to the Company’s designated bank account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions

Upon our acceptance of a Royalty Share Agreement and Subscription Agreement, we will countersign the Royalty Share Agreement and Subscription Agreement and issue the Royalty Shares subscribed at the applicable closing. Once you submit the Royalty Share Agreement and Subscription Agreement and they are accepted, you may not revoke or change your subscription or request your subscription funds. All accepted Royalty Share Agreements and Subscription Agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

For the purposes of calculating your Net Worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Royalty Shares.

In order to purchase Royalty Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to our satisfaction, that he or she is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

Transfer Agent

We will serve as our own transfer agent and registrar in connection with this Offering. In general, this means that the Company will:

1.	Maintain a record of ownership of Royalty Shares for each Series, including contact information of all registered Holders of Royalty Shares;

2.	Maintain a record of the transfer, issuance and cancellation of any and all Royalty Shares; and

3.

At any time, in its sole discretion, subject to any required updates or revisions to this Offering Circular, the Company may engage the services of a transfer agent, including a transfer agent registered with the Commission as a transfer agent pursuant to Section 17A of the Exchange Act.

Selling Restrictions

Notice to prospective investors in Canada

The Offering of the Royalty Shares in Canada is being made on a private placement basis in reliance on exemptions from the prospectus requirements under the securities laws of each applicable Canadian province and territory where the Royalty Shares may be offered and sold, and therein may only be made with investors that are purchasing as principal and that qualify as both an “accredited investor” as such term is defined in National Instrument 45-106 Prospectus and Registration Exemptions and as a “permitted client” as such term is defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligation. Any offer and sale of the Royalty Shares in any province or territory of Canada may only be made through a dealer that is properly registered under the securities legislation of the applicable province or territory wherein the Royalty Shares are offered and/or sold or, alternatively, by a dealer that qualifies under and is relying upon an exemption from the registration requirements therein.

Any resale of the Royalty Shares by an investor resident in Canada must be made in accordance with applicable Canadian securities laws, which may require resales to be made in accordance with prospectus and registration requirements, statutory exemptions from the prospectus and registration requirements or under a discretionary exemption from the prospectus and registration requirements granted by the applicable Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the Royalty Shares outside of Canada.

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Notice to prospective investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), no offer of Royalty Shares may be made to the public in that Relevant Member State other than:

•	To any legal entity which is a qualified investor as defined in the Prospectus Directive;

•

To fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

•

In any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of Royalty Shares shall require us to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who initially acquires any Royalty Shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any Royalty Shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the Royalty Shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any Royalty Shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

We, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

This Offering Circular has been prepared on the basis that any offer of Royalty Shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Royalty Shares. Accordingly, any person making or intending to make an offer in that Relevant Member State of Royalty Shares which are the subject of the Offering contemplated in this Offering Circular may only do so in circumstances in which no obligation arises for us to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. We have not authorized, nor do we authorize, the making of any offer of Royalty Shares in circumstances in which an obligation arises for us to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any Royalty Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Royalty Shares to be offered so as to enable an investor to decide to purchase or subscribe the Royalty Shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to prospective investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”).

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in Switzerland

The Royalty Shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the Royalty Shares or this Offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to this Offering, our Company, the Royalty Shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of Royalty Shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of Royalty Shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of Royalty Shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This Offering Circular relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This Offering circular is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this Offering Circular nor taken steps to verify the information set forth herein and has no responsibility for the Offering Circular. The Royalty Shares to which this Offering Circular relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Royalty Shares offered should conduct their own due diligence on the Royalty Shares. If you do not understand the contents of this Offering Circular you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to this Offering. This Offering Circular does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the Royalty Shares may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the Royalty Shares without disclosure to investors under Chapter 6D of the Corporations Act.

The Royalty Shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this Offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring Royalty Shares must observe such Australian on-sale restrictions.

This Offering Circular contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this Offering Circular is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to prospective investors in China

This Offering Circular does not constitute a public offer of the Royalty Shares, whether by sale or subscription, in the People’s Republic of China (the “PRC”). The Royalty Shares are not being offered or sold directly or indirectly in the PRC to or for the benefit of, legal or natural persons of the PRC.

Further, no legal or natural persons of the PRC may directly or indirectly purchase any of the Royalty Shares or any beneficial interest therein without obtaining all prior PRC’s governmental approvals that are required, whether statutorily or otherwise. Persons who come into possession of this document are required by the issuer and its representatives to observe these restrictions.

Notice to Prospective Investors in Hong Kong

The Royalty Shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Royalty Shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Royalty Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The Royalty Shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This Offering Circular has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this Offering Circular and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Royalty Shares may not be circulated or distributed, nor may the Royalty Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the Royalty Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

A corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire Class A share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)

A trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Royalty Shares pursuant to an offer made under Section 275 of the SFA except:

a.	To an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

b.	Where no consideration is or will be given for the transfer;

c.	Where the transfer is by operation of law;

d.	As specified in Section 276(7) of the SFA; or

e.	As specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Royalty Shares and Debentures) Regulations 2005 of Singapore.

USE OF PROCEEDS

The allocation of the net proceeds from this Offering set forth below represents our intentions based upon our current plans and assumptions regarding our acquisition of Royalty Rights and the issuance of Royalty Shares. The Company reserves the right to modify the use of proceeds.

As the proceeds raised in this offering will be used to purchase the Royalty Rights described herein (subject to the payment of any disclosed offering expenses), we do not anticipate that the amount of Royalty Shares sold in this Offering will change our use of proceeds in any material way.

This Offering is a “best-efforts” offering, which means we are only required to use our best efforts to sell our Royalty Shares offered in this Offering and there is no guarantee that any minimum amount of Royalty Shares will be sold.

Series of Royalty Rights	Cash Consideration for Acquisition(1)	Offering Expenses(2)	Net Proceeds
JKBX HIT VOL1 00001 Royalty Shares (“Yes”; Sam Thacker (2009))	$	$		%
JKBX HIT VOL1 00002 Royalty Shares (“Tonight”; Sam Thacker (2009))	$	$		%
JKBX HIT VOL1 00003 Royalty Shares (“Ashes”; Sam Thacker (2009))	$	$		%
JKBX HIT VOL1 00004 Royalty Shares (“Right Where We Want It”; Sam Thacker (2009))	$	$		%

Total Proceeds	$

(1)

The Company has entered into a Purchase Agreement and Purchase Agreement Schedule effective as of May 21, 2023 with Samuel Thacker for the following song titles set forth herein, a form of which is included as Exhibit 6.2 to this offering statement of which this Offering Circular forms a part.

(2)

Represents the offering expenses payable to the Company, which includes all acquisition costs, technology licensing fees, and administrative costs and expenses incurred by the Company in connection with this Offering. In performing administrative functions for the Company, neither our Manager nor its affiliates receive any selling commissions or dealer manager fees in connection with the offer or sale of Royalty Shares.

DESCRIPTION OF BUSINESS

Overview

We were formed as a Delaware limited liability on April 3, 2023 to facilitate and manage investors’ economic exposure to the Royalty Rights. The Company will facilitate and manage investors’ economic exposure to the Royalty Rights by issuing contractual rights to receive a specified portion of Income Interests we receive that related to Royalty Rights to the specific Music Assets set forth in the Royalty Shares Offering Table (known as Royalty Shares), to investors in this Offering.

The Royalty Shares represent the contractual rights to receive a specified portion of Income Interests we receive that relate to Royalty Rights to the specific Music Assets set forth in the Royalty Shares Offering Table. The Company will enter into one or more Purchase Agreements with Income Interest Owners related to Music Assets. Royalty Shares will be issued in series, with each series corresponding to a portion of the Royalty Rights derived from Income Interests associated with specified Music Assets. Investors who acquire Royalty Shares from the Company will be entitled to receive Royalty Share income, a pro rata portion of the Income Interests the Company receives from the specified Royalty Rights that correspond to such Royalty Shares (less any fees and expenses as further described herein), calculated based on the number of Royalty Shares of a particular series that an investor holds compared to the total outstanding number of Royalty Shares of such series. Purchasing Royalty Shares does not confer to the investor any ownership in the Company or the underlying music portfolio containing the Music Assets.

The Company operates pursuant to the Operating Agreement. Prior to the date of this Offering Circular, the Company has not conducted any operations and does not intend to conduct any business activities except for activities relating to facilitating investor economic exposure to, investment in, and maintenance of rights associated with the Royalty Shares. For a description of the Operating Agreement, see “Summary of Operating Agreement” below.

We engage with Income Interests Owners and may acquire Income Interests from such Income Interest Owners pursuant to one or more separately negotiated Purchase Agreements. The Company has entered into those certain Purchase Agreements on the dates as set forth in the “Royalty Shares Offering Table” beginning on page 48. Pursuant to the Purchase Agreements, the Income Interest Owners will sell their passive Income Interests (and not the copyright or distribution rights) in certain Music Assets to the Company, as well as, if available in certain cases, a right to use any artist materials in the Company’s marketing and promotions.

In order to fund the purchase of Royalty Rights, we are offering Royalty Shares in the Offering. We intend to use a portion of the proceeds from this Offering to acquire the Royalty Rights pursuant to the Purchase Agreements. The Purchase Agreement Schedule(s) will be in the name of the Company, as purchaser, and the capital raised in this Offering, as well as the Purchase Agreements and any rights associated therewith, will be the Company’s primary assets. Subject to any fees and expenses described herein, Royalty Share Holders will be the only persons with the right to receive economic exposure to the Royalty Rights provided for in the Purchase Agreements.

We expect to receive Income Interests and other cash flow paid to the Company pursuant to the Purchase Agreements and to make Royalty Share Income distributions to Holders from Income Interests received pursuant to our Royalty Rights, following the deduction of fees and expenses by the Company.

Pursuant to the Operating Agreement, the Manager will manage our day-to-day operations through the provision of administrative services, including overseeing matters relating to the Purchase Agreements. In exchange for these services, the Manager will receive administrative and other fees pursuant to the Operating Agreement. The Manager will also manage any extraordinary or non-routine services which may be required, from time-to-time, including, without limitation, litigation or other transactions involving the Company. Any third-party costs incurred by the Manager or payments made by the Manager in the course of discharging its duties as the Company’s manager will be reimbursed by the Company as royalties are received pursuant to Purchase Agreements. The Manager may, at its sole discretion, decide to defer or waive any third-party costs incurred (or amounts otherwise reimbursable to it) pursuant to this Agreement.

Market Opportunity

The music industry, due in part to the advent of streaming services, has grown exponentially in recent years. Last year, 2022, marked a 9% growth in revenue—the eighth consecutive year of growth. Streaming platforms such as Spotify, the largest streaming platform, also incorporate social networking elements, allowing listeners to real-time see what their friends are listening to, share what they are listening to, and collaborate on playlists. A 2022 report from the International Federation of the Phonographic Industry reported that on average, those who engage with music spend 20.1 hours each week listening to music. While 20.1 hours a week listening to music is likely far more time than an individual who invests in the traditional stock market spends engaging with the companies they invest in, there are still no transparent and accessible methods for listeners to participate, as an investment opportunity, in the music they listen to. The global music market forecasts for 2022 and 2023 are increasing by 7% and 5% respectively, while 2030 forecasts are increasing by 10%, as reported in Goldman Sachs, “Music in the Air,” Equity Research June 13, 2022 report.

In order to address the lack of opportunities to invest in assets related to the music industry, Jukebox Technology, a wholly owned subsidiary of Jukebox Holding, has developed the Jukebox Platform, which is hosting this Offering to offer listeners the opportunity to take part in investment opportunities for their favorite artists’ songs and albums. The Jukebox Platform allows investors to pick and invest in the Royalty Shares from sound recordings and compositions by their favorite artists and songwriters and receive any Royalty Share Income distributions related to those Music Assets. The Jukebox Platform combines investment in Royalty Shares with elements of a social network in relation to a listener’s investment.

The Music Catalog

A given Music Asset, such as a song, is generally comprised of two copyrights: (1) the musical composition copyright and (2) the sound recording copyright. Typically, there are multiple people or entities that own and control portions of both the musical composition copyright and the sound recording copyright, including recording artists, songwriters, publishers, record labels, and investment firms and/or funds, or others.

Each copyright in a given song generates separate and distinct revenue streams for the copyright owner. Just as with copyright ownership, multiple people and entities typically own and control the Income Interest, namely, the right to collect and receive the royalties, fees and other income streams related to or derived from a Music Asset. The royalties, fees, and other income streams embodied in an Income Interest are generated by various sources.

The royalties, fees, and other monies embodied in an Income Interest are generated by various sources. For example, on the composition side: (i) mechanical royalties are generated by the exploitation of a composition (a) on an on-demand streaming platform (like Spotify), (b) digital downloads and (c) physical sales; (ii) public performance royalties are generated by the exploitation of a composition (a) on a non-interactive streaming platform (like Pandora), (b) on an on-demand streaming platform, (c) radio, (d) live performances, (e) at restaurants, bars, and other venues and (f) in advertisements on television; (iii) print royalties are generated by the exploitation of a composition in: (a) physical print sheet music, (b) digital sheet music and (c) lyrics; (iv) synchronization fees are generated by the exploitation of a composition in connection with an audiovisual medium, like a television show, advertisement, video game, app, or film; and (v) social media monetization monies are generated by the exploitation of the composition on various social media platforms like YouTube, Instagram, and TikTok. On the recording side: (i) master or artist royalties are generated by the exploitation of a recording (a) on an on-demand streaming platform, (b) on a non-interactive streaming platform, (c) digital downloads and (d) physical sales; (ii) synchronization fees are generated by the exploitation of the recording in connection with an audiovisual, like a television show, advertisement, video game, app or film; and (iii) social media monetization monies are generated by the exploitation of the recording on various social media platforms like YouTube, Instagram and TikTok.

As described further below, we will purchase Income Interests relating to certain Music Assets and accordingly will have the Royalty Right. The copyright owner retains the copyright in and to the songs and may separately retain a certain percentage of the Income Interest as well. Each series of Royalty Shares shall correspond to certain of the Royalty Rights and the Company shall distribute Royalty Share Income to the Holders of the corresponding series of Royalty Shares (less any fees and expenses as further described herein).

The Purchase Agreements and Royalty Rights

We engage with Income Interest Owners and may acquire Income Interests from such Income Interest Owners pursuant to one or more separately negotiated Purchase Agreements. In so doing, we provide investors in this Offering with the opportunity to invest in and receive Royalty Share Income from the ongoing royalty and other income streams related to or derived from Music Assets associated with various artists and songwriters, including well-known or popular artists and songwriters, through the Jukebox Platform. The Company has entered into those certain Purchase Agreements on the dates as set forth in the Royalty Shares Offering Table beginning on page 48. Pursuant to the Purchase Agreements, the Income Interest Owners will sell their passive Income Interests (and not the copyright, administration, or distribution rights) in certain compositions and/or recordings, as well as, if available in certain cases, a right to use any artist or writer materials in the Company’s marketing and promotions.

In some cases, the Manager will review the entire catalog of an Income Interest Owner and identify with the Income Interest Owner the Income Interests that we will buy from the Income Interest Owner. The Income Interest Owner also provides us with key information related to the Music Assets such as, song titles, recording artists and songwriters for each associated song, song release year, chain of title history, term, historical royalty data, the Income Interest Owner’s total Income Interest percentage embodied in each Music Asset, income sources included in the Music Assets (e.g., mechanical royalties, public performance royalties, synchronization fees, etc.), ISWCs or ISRCs (if available), recoupment and account statuses of the Music Assets (if available), the third-party music companies that currently exploit the songs and collect the income in relation to the Music Assets (if available), and the current accounting schedules for such Music Assets (if available).

We have entered into Purchase Agreements with certain Income Interest Owners, who are the owners of rights, title, interests, and other related intellectual property in certain Music Assets owned by such Income Interest Owners, a form of which is attached as Exhibit 6.2 to the offering statement of which this Offering Circular is an integral part. Through the Purchase Agreement, the Income Interest Owners will sell Income Interests in certain Music Assets owned by such seller. During the term of a Purchase Agreement, an Income Interest Owner may, from time to time and on an ongoing basis, enter pursuant to such Purchase Agreement into multiple asset purchase transactions, which are to be negotiated in good faith by and between the Income Interest Owner and the Company. In connection with each asset purchase, the seller sells, assigns, and transfers the specified portion of their Income Interest in each specified Music Asset to the Company, as well as a right, if available in certain cases, to use any artist materials in the Company’s marketing and promotions. The Purchase Agreement is constructed so that the Company receives only the passive income interests in the song royalties, not the copyright, administration, or distribution rights. The prices for each asset sold are also negotiated in good faith and are individualized to each Purchase Agreement. This price negotiation includes the disclosure of the percent Income Interest the seller has in each recording and/or composition, and how much of such Income Interest they are willing to sell to the Company. In order to sell a portion or all of the Income Interest Owners’ Income Interests to the Company, the seller must assign such Income Interests in each song to the Company.

Summary of Operating Agreement

The Company is governed by that certain Amended and Restated Limited Liability Company Agreement, dated as of May 23, 2023 (the “Operating Agreement”). As of the date of this filing, all of the membership interests of the Company are held by the Manager in its own capacity. The following summarizes some of the key provisions of the Operating Agreement. This summary is qualified in its entirety by the Operating Agreement itself, which is included as Exhibit 2.2 to the offering statement of which this Offering Circular forms an integral part.

Organization and Duration

We were formed on April 3, 2023, as a Delaware limited liability company pursuant to the Delaware LLC Act. We will remain in existence until liquidated in accordance with the terms of the Operating Agreement.

Purpose and Powers

Under the Operating Agreement, we are permitted to engage in such activities as determined by the Manager that lawfully may be conducted by a limited liability company organized under Delaware law and, in connection therewith, to exercise all of the rights and powers conferred upon us and the Manager pursuant to the agreement relating to such business activity.

Manager and its Powers

We are a member-managed limited liability company as set forth in Sections 401 and 101 of the Delaware LLC Act. Pursuant to the Operating Agreement, the Manager will have complete and exclusive discretion in the management and control of the Company’s affairs and business, and shall possess all powers necessary, convenient or appropriate to carrying out the purposes and business of the Company, including doing all things and taking all actions necessary to carry out the terms and provisions of each of the foregoing agreements.

Pursuant to the Operating Agreement, the Manager shall have full authority in its discretion to exercise, in the name and on behalf of the Company, all rights and powers of a “manager” of a limited liability company under the Delaware LLC

Act necessary or convenient to carry out our purposes. Any person not a party to the Operating Agreement dealing with the Company will be entitled to rely conclusively upon the power and authority of the Manager in all respects, and to authorize the execution of any and all agreements, instruments, and other writings on behalf and in the name of the Company.

Limited Liability

The liability of each member of our Company shall be limited as provided in the Delaware LLC Act and as set forth in the Operating Agreement. No member of our Company shall be obligated to restore by way of capital contribution or otherwise any deficits in its capital account (if such deficits occur).

The Delaware LLC Act provides that a member of a Delaware limited liability company who receives a distribution from such company and knew at the time of the distribution that the distribution was in violation of the Delaware LLC Act shall be liable to the Company for the distribution for three years. Under the Delaware LLC Act, a limited liability company may not make a distribution to a member if, after the distribution, all liabilities of the Company, would exceed the fair value of the assets of the Company. The fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the Company only to the extent that the fair value of that property exceeds the nonrecourse liability. Under the Delaware LLC Act, an assignee who becomes a substituted member of a company is liable for the obligations of his assignor to make contributions to the Company, except the assignee is not obligated for liabilities unknown to him at the time the assignee became a member and that could not be ascertained from the Operating Agreement.

Indemnification of the Manager

The Operating Agreement provides that our Manager will not be liable to the Company or any interest Holders for any act or omission taken by them in connection with the business of the Company that has not been determined in a final, non-appealable decision of a court, arbitrator, or other tribunal of competent jurisdiction to constitute fraud, willful misconduct, or gross negligence.

Manager

The Operating Agreement designates the Manager as the managing member of the Company. The Manager is responsible for identifying Music Assets to be acquired using the proceeds from this Offering. See “Management” for additional information regarding the Manager.

Our day-to-day operations are managed by the Manager. The Manager performs its duties and responsibilities pursuant to the Operating Agreement entered into by and between the Company and the Manager. The Manager has the exclusive right to manage and operate the Company, subject to the powers of the Manager reserved under the Operating Agreement.

The management of Royalty Shares will involve management of the Company’s relationship with Holders of Royalty Shares, as well as the oversight of compliance with the terms of the Purchase Agreements entered into by the Company and Income Interest Owners in order to ensure that the Company is receiving all payments to which it is owed pursuant to the terms of the applicable Purchase Agreement. We will monitor the Income Interests that are due on the Royalty Rights and will conduct Royalty Share Income distributions in a timely manner after such distributions are received by the Company in accordance with the procedure described in “Distribution Policy”, if applicable.

Pursuant to the Company’s Operating Agreement, the Manager shall receive an administrative fee in an amount equal to 9% of the gross proceeds of this Offering, which covers expected costs and expenses including, but not limited to, the fees and expenses of the Offering and sourcing, legal, accounting, financial and reporting, auditing, compliance, and technology licensing costs and expenses. In addition, the Manager shall also receive a fee equal to 2% of the gross Income Interest proceeds received by the Company in respect of the Royalty Rights, which covers expenses including, but not limited to, ongoing technology licensing, accounting, financial reporting and auditing costs and expenses, and distribution related expenses, and shall be deducted from gross Income Interest proceeds before distributing Royalty Share Income to the Holders of the corresponding series of Royalty Shares. The Manager may, at its sole discretion, decide to defer or waive any portion of the administrative fee it incurred (or other fees or expenses otherwise reimbursable to it) in the course of its management of the Company pursuant to the Operating Agreement. All or any portion of any deferred administrative fee (or other fees or expenses otherwise reimbursable to the Manager) may be deferred without interest and payable when the Manager determines.

Employees

The Company does not currently have any employees, nor do we currently intend to hire any employees who will be compensated directly by the Company. The executive officers of the Manager manage our day-to-day affairs and oversee and service our assets pursuant to the terms of the Operating Agreement.

Legal Proceedings

Neither the Company nor the Manager is presently subject to any material legal proceedings.

No Other Operations

Upon successful closing of this Offering, the Company will own Royalty Rights, and administer and manage the Royalty Shares. The Company will not have any other operations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We were formed as a Delaware limited liability company on April 3, 2023 to facilitate and manage investors’ economic exposure to the Royalty Rights. The Company will facilitate and manage investor interests in the Royalty Rights by issuing Royalty Shares, to investors in this Offering.

The Royalty Shares represent the contractual right to receive a specified portion of any Income Interests we receive that relate to Royalty Rights for the specific Music Assets set forth in the Royalty Shares Offering Table. The Company will enter into one or more Purchase Agreements with Income Interest Owners related to Music Assets. Royalty Shares will be issued in series, with each series corresponding to a portion of the Royalty Rights derived from Income Interests associated with specified Music Assets. Investors who acquire Royalty Shares from the Company will be entitled to receive Royalty Share Income, calculated based on the number of Royalty Shares of a particular series that an investor holds compared to the total outstanding number of Royalty Shares of such series. Purchasing Royalty Shares does not confer to the investor any ownership in the Company or the underlying music portfolio containing the Music Assets.

Prior to the date of this Offering Circular, we have not conducted any operations and do not intend. to conduct any business activities except for activities relating to facilitating investor economic exposure to, investment in, and maintenance of rights associated with the Royalty Shares.

We have not yet commenced our planned principal business operations and have no (or nominal) assets or liabilities at this time, and do not plan for or expect this Offering to be qualified before the Company is capitalized on other than a nominal basis. Accordingly, we have not presented financial statements in this Offering Circular, though we have described below certain critical accounting policies that we intend to adopt. We plan to engage an independent auditor to audit our financial statements after the qualification of this Offering by the SEC. Following qualification of this Offering, we will include audited financial statements in our annual reports with the SEC on Form 1-K and, where appropriate, in any post-qualification amendments to the offering statement of which this Offering Circular is a part, containing required financial statements, presented in accordance with GAAP, including a balance sheet and statements of operations, company equity and cash flows, with such statements having been audited by an accountant selected by the Company.

The Company is managed by its sole member, Double Platinum Management LLC, also referred to herein as the Manager. The Manager is a single-member Delaware limited liability company, wholly owned by Jukebox Holding. Subject to the limitations in our Operating Agreement, our Manager has the authority to make all the decisions regarding our facilitation and management of investors’ economic exposure to our Royalty Rights, and will also provide asset management, marketing, investor relations and other administrative services on our behalf. We are not aware of any trends, uncertainties, demands, commitments, or events that will materially affect our operations or the liquidity or capital resources of the Manager.

Critical Accounting Policies and Estimates

The preparation of our financial statements in accordance with generally accepted accounting principles will be based on the selection and application of accounting policies that require us to make significant estimates and assumptions about the effects of matters that are inherently uncertain. We believe that the accounting policies discussed below will be critical to the understanding of our financial statements, when required to be filed. Actual results could differ from our estimates and assumptions, and any such differences could be material to our financial statements.

Investment in Purchase Agreements

Pursuant to the Purchase Agreements, the Company shall have the exclusive worldwide right in perpetuity to use, exploit, or otherwise dispose of certain applicable Royalty Rights in all methods, manner and media, now known or hereafter developed. The Company shall also irrevocably and perpetually purchase from Income Interest Owners a percentage of Income Interest Owners’ Income Interest payable or becoming payable in respect of the applicable Music Assets (i.e., the Royalty Rights). Such Income Interest includes the Income Interest Owner’s worldwide right, title, interest, and control in and to the applicable Royalty Rights, but does not include any copyrights or administration and/or distribution rights in and to the applicable Music Assets.

Upon the effectiveness of the Purchase Agreement (or such other date as mutually agreed to by the relevant parties), the Company shall have (a) the unrestricted right to collect, receive, and retain one hundred percent (100%) of the income associated with the Royalty Rights purchased of each applicable Music Asset under such Purchase Agreement which would be payable to the selling Income Interest Owner previous to the effectiveness of such Purchase Agreement, regardless of when earned, and the right to exercise or cause the selling Income Interest Owner to exercise all audit rights of the Income Interest Owner pursuant to any publishing, administration, distribution, recording, PRO (Performing Rights Organizations) agreements, or any agreements relating to the exploitation or use of the applicable Music Asset; (b) the right to all income associated with the Royalty Rights held in third party accounts that would otherwise be payable to the Income Interest Owner previous to the effectiveness of such Purchase Agreement, on or after such each effective date due to unidentified payees, royalties on legal hold, and other accounts directly relating to the applicable Music Assets, and (c) the right to all of the selling Income Interest Owner’s rights under warranties, indemnities, and all similar rights against third parties to the extent related to any of the applicable Royalty Rights.

Use of Estimates

In preparing our financial statements pursuant to the Operating Agreement, the Manager will be required to make estimates and assumptions that affect the reported amounts, particularly with respect to investments, at the date of the financial statements. Actual amounts may differ materially from these estimates.

Contingencies

We may be subject to lawsuits, investigations and claims (some of which may involve substantial dollar amounts) that can arise out of our normal business operations. We would continually assess the likelihood of any adverse judgments or outcomes to our contingencies, as well as potential amounts or ranges of probable losses, and recognize a liability, if any, for these contingencies based on a thorough analysis of each matter with the assistance of outside legal counsel and, if applicable, other experts. Because most contingencies are resolved over long periods of time, liabilities may change in the future due to new developments (including new discovery of facts, changes in legislation and outcomes of similar cases through the judicial system), changes in assumptions or changes in our settlement strategy.

Income Taxes

The Royalty Share arrangement is intended to represent an undivided beneficial interest in a Royalty Right derived from a specified Music Asset and taxed as an investment trust for U.S. federal income tax purposes, and not as a partnership, an association, or a publicly traded partnership subject to tax as a corporation. See “Material U.S. Federal Income Tax Considerations.”

Liquidity and Capital Resources

We are dependent upon the net proceeds from this ongoing Offering to complete the purchase of Royalty Rights and issue Royalty Shares. Pursuant to the Operating Agreement, the Manager will pay, on behalf of the Company, all of the ordinary and necessary costs for the ongoing administration and management of the Company and the Manager shall receive an administrative fee in an amount equal to 9% of the gross proceeds of this Offering, which covers expected costs and expenses including, but not limited to, the fees and expenses of the Offering and sourcing, legal, accounting, financial and reporting, auditing, compliance, and technology licensing costs and expenses. In addition, the Manager shall also receive a fee equal to 2% of the gross Income Interest proceeds received by the Company in respect of the Royalty Rights, which covers expenses including, but not limited to, ongoing technology licensing, accounting, financial reporting and auditing costs and expenses, and distribution related expenses, and shall be deducted from gross royalty proceeds before distribution to the Holders of the corresponding series of Royalty Shares. Other than the fees paid to the Manager pursuant to the Operating Agreement, we do not anticipate that other material commitments will be paid by the Issuer. Accordingly, we do not anticipate that we will maintain any material liquid assets and, accordingly, we will rely upon the Manager to pay for the facilitation and/or maintenance of each of the Purchase Agreements, Royalty Rights and Royalty Shares and the management of our business in accordance with the Operating Agreement.

For information regarding the anticipated use of proceeds from this offering and compensation to be paid to our Manager, see “Use of Proceeds” and “Management Compensation,” respectively.

Plan of Operations

The Company plans to enter into additional Purchase Agreements and Purchase Agreement Schedules in the next twelve months to fund and secure additional Royalty Rights. In order to fund the acquisition of such Royalty Rights and any expected costs and expenses, the Company intends to raise capital through the issuance and sale of additional Royalty Shares related to such additional Royalty Rights in a manner that is generally consistent with the terms of this Offering. The Company plans to generate revenue from sourcing fees paid to it from Offering proceeds and any additional revenue that may thereafter flow to the Company for fees charged to Royalty Share Holders that receive Royalty Share Income in an amount equal to 2% of the gross Income Interest proceeds received by the Company in respect of the Royalty Rights.

We believe that we will receive sufficient funding from a combination of revenues from our sourcing fees, and any fees paid to us on gross royalty proceeds received to satisfy any cash requirements for the next twelve months to implement our business plans.

In addition, as noted above, the Company is managed by its sole member, Double Platinum Management LLC, as the Manager. The Manager is a single-member Delaware limited liability company, wholly owned by Jukebox Holding. Subject to the limitations in our Operating Agreement, our Manager has the authority to make all the decisions regarding our facilitation and management of investors’ economic exposure to our Royalty Rights, and will also provide asset management, marketing, investor relations and other administrative services on our behalf. In general, our Manager will incur reasonable and necessary costs and expenses in the performance of its administrative services to the Company and may, at its sole discretion, decide to defer or waive any costs incurred (or amounts otherwise reimbursable to it). We are not aware of any trends, uncertainties, demands, commitments, or events that will materially affect our operations or the liquidity or capital resources of the Manager.

Revenue Recognition

The Company plans to recognize Royalty Share offering and sourcing fee revenue at a point in time upon the closing settlement date for the Royalty Shares pursuant to each Subscription Agreement. Royalty service fee revenue will be recognized over time as such fees are deducted from the gross royalties received by the Company in respect of its Royalty Rights. Revenue is recorded at the amounts the Company expects to receive.

MANAGEMENT

Manager

The Company operates under the direction of the Manager, which is responsible for directing the operations of the Company’s business and day-to-day affairs and implementing the Company’s operational strategy. Jukebox Holding has an established leadership team that will make decisions with respect to all asset acquisitions by the Company.

The Company will follow guidelines adopted by the Manager and implement policies set forth in the Operating Agreement unless otherwise modified by the Manager. The Manager may establish further written policies and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled. The Manager may change our objectives at any time without approval of Holders. The Manager itself has no track record and is relying on the experience of the individual officers, directors and advisors of Jukebox Holding.

Responsibilities of the Manager

The Manager may provide services directly to the Company or indirectly by engaging third-party service providers. The responsibilities of the Manager include:

•	Manage and perform the various administrative functions necessary for the Company’s day-to-day operations;

•	Provide financial and operational planning services and collection management functions;

•

Maintain accounting data and any other information concerning the Company’s activities as will be required to prepare and to file all periodic and ongoing reports required to be filed with the U.S. Securities and Exchange Commission (“SEC”) and any other regulatory agency, including annual and semi-annual financial statements;

•	Maintain all appropriate books and records for the Company and all the series of Royalty Shares;

•	Obtain and update market research and economic and statistical data in the music assets and related industry;

•	Oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

•	Supervise the performance of such ministerial and administrative functions as may be necessary in connection with the Company’s day-to-day operations;

•	Provide all necessary cash management services;

•

Manage and coordinate with the transfer agent, custodian or broker-dealer, if any, the process of making distributions and payments to Holders or the transfer or re-sale of securities as may be permitted by law;

•	Evaluate and obtain adequate insurance coverage for the Company and the music assets based upon risk management determinations;

•	Track the overall regulatory environment affecting the Company, as well as managing compliance with regulatory matters;

•	Evaluate the Company’s corporate governance structure and appropriate policies and procedures related thereto; and

•	Oversee all reporting, record keeping, internal controls and similar matters in a manner to allow us to comply with applicable law.

Purchase Agreement and Royalty Right Sourcing Services:

•

Manage the Company’s Purchase Agreement and Royalty Rights acquisition strategy, including organizing, conducting, and evaluating due diligence for specific asset acquisition and future offering opportunities;

•	Negotiate and structure the terms and conditions of Purchase Agreements and related Royalty Rights; and

•	Generally, perform any other act necessary to carry out all Purchase Agreement and Royalty Rights management and related initial and ongoing maintenance obligations.

Royalty Share Services:

•

Manage the Company’s initial and ongoing obligations related to the issuance of Royalty Shares, including the compilation of legal and offering related materials and the facilitation and oversight of payment to Holders of Royalty Shares.

And other similar and incidental activities as may be required to fulfill or provide any of the above services or as otherwise requested by Company from time to time.

Compensation of the Manager and Reimbursement

The Manager will receive fees and expense reimbursement for its services from the Company. Pursuant to the Company’s Operating Agreement, the Manager shall receive an administrative fee in an amount equal to 9% of the gross proceeds of this Offering, which covers expected costs and expenses including, but not limited to, the fees and expenses of the Offering and sourcing, legal, accounting, financial and reporting, auditing, compliance, and technology licensing costs and expenses. In addition, the Manager shall also receive a fee equal to 2% of the gross Income Interest proceeds received by the Company in respect of the Royalty Rights, which covers expenses including, but not limited to, ongoing technology licensing, accounting, financial reporting and auditing costs and expenses, and distribution related expenses, and shall be deducted from gross royalty proceeds before distribution to the Holders of the corresponding series of Royalty Shares.

The Manager’s administrative and other fees shall be payable to the Manager by the Company in accordance with the Company’s Operating Agreement.

Ordinary and necessary entity-level administrative and maintenance costs include:

•	Costs associated with initial, periodic, and ongoing SEC filings and compliance with applicable laws;

•	Transfer agent fees, if any;

•	Costs associated with broker-dealers and alternative trading systems (ATS); and

•	Other fees associated with any offering of Royalty Shares.

Extraordinary or non-routine costs for which the Manager shall be entitled to seek reimbursement include:

•

Payments associated with litigation, judicial proceedings or arbitration (regardless of whether the Company is named as a defendant or party), including, without limitation, attorneys’ fees, settlements or judgments; and

•	Costs associated with any material transactions, such as any third-party costs and expenses incurred in connection with any merger, third-party tender offer or other similar transaction.

Executive Officers of the Manager

As of the date of this Offering Circular, the executive officers of the Manager and their positions and offices are as follows:

Name	Age	Position	Term of Office (Beginning)
Sam Thacker	40	President	May 2023
Wendell Younkins	57	Chief Financial Officer	May 2023

Background of Executive Officers of the Manager

The following is a brief summary of the background of each executive officer of the Manager.

Sam Thacker, President

Sam Thacker (“Thacker”) has over two decades of experience building, growing, and scaling businesses – from startups at the intersection of entertainment and technology to Fortune 500 giants. In addition to his role as President of our Manager, Thacker joined Jukebox Holding in 2022 and currently serves as its Chief Operating Officer. Prior to joining Jukebox Holding, he worked alongside founders and leadership teams at multiple startups to accelerate profitable growth at critical stages in their lifecycles. Notable roles included serving as Chief of Staff, Commercial at Pollen (2021-2022), VP of Strategy & Operations at Topeka (2020-2021), and Sr. Manager of Business Operations at Weedmaps (2019-2021). Before that, he spent five years (2014-2019) at McKinsey & Company advising some of the world’s largest companies on an array of strategic and operational topics.

Thacker holds an MBA from the Tuck School of Business at Dartmouth and a BA in English & Philosophy from Emory University.

He also spent eight years as an independent singer-songwriter, recording and releasing two independent albums and touring throughout the United States.

Wendell Younkins, Chief Financial Officer

Wendell Younkins (“Younkins”) currently serves as the Chief Financial Officer of our Manager. In addition to this role, Younkins also currently serves as the Chief Financial Officer of Jukebox Holding, a role he assumed in March 2023. Younkins is responsible for the financial operations of our Manager and Jukebox Holding, including financial planning and budgeting, treasury, accounting and tax. He joined our Manager and Jukebox Holding after serving as the Chief Accounting Officer for VideoAmp, Inc., where he was responsible for controllership, SOX, tax, treasury operations and IPO readiness. Previously, Younkins held various finance and accounting roles during his 22-year tenure at NBCUniversal, including Senior Vice President and Global Controller for the Global Distribution group, where he was responsible for the accounting, controllership and financial reporting activities for the division which generates $6 billion of content licensing revenues, Chief Financial Officer of International Studios for Universal Pictures, a new division formed to capitalize on the burgeoning growth in the international market, and Chief Financial Officer and Integration Leader for Geneon Universal Entertainment, a division of Universal Pictures International Entertainment, and Vice President of Financial Reporting, where he was tasked with creating the financial reporting infrastructure to produce SEC quality financial statements and schedules.

Prior to joining Universal, Younkins held several accounting and auditing roles with various companies, including Riddell Inc. and Crowe Chizek & Co.

He holds a BS degree in Accounting and Finance from DePaul University and is a graduate of GE’s Experienced Finance Leadership Program. Younkins is very active in his community and fraternity, Kappa Alpha Psi Fraternity Inc., and lives in Los Angeles with his wife.

MANAGEMENT COMPENSATION

Compensation of Executive Officers

We do not currently have any employees, nor do we currently intend to hire any employees who will be compensated directly by the Company. Each of the executive officers of the Manager manage our day-to-day affairs, oversee the review, selection, and recommendation of Income Interest acquisition opportunities, manage the Royalty Rights, and monitor the performance of the Royalty Rights. Each of these individuals receives certain fees and expense reimbursements for services relating to the abovementioned services and this Offering, including services performed for the Company on behalf of the Manager. Although we will indirectly bear some of the costs of the compensation paid to these individuals through fees we pay to the Manager, we do not intend to pay any compensation directly to these individuals.

Compensation of Manager

The Manager shall receive an administrative fee and reimbursement for expected costs and expenses incurred relating to this Offering in an amount equal to 9% of the gross proceeds of this Offering, which covers expected costs and expenses including, but not limited to, the fees and expenses of the Offering and sourcing, legal, accounting, financial and reporting, auditing, compliance, and technology licensing costs and expenses. In addition, the Manager shall also receive a fee equal to 2% of the gross Income Interest proceeds received by the Company in respect of the Royalty Rights, which covers expenses including, but not limited to, ongoing technology licensing, accounting, financial reporting and auditing costs and expenses, and shall be deducted from gross royalty proceeds before distribution to the Holders of the corresponding series of Royalty Shares. Neither the Manager nor its affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of the Royalty Shares.

As of the date of this filing, no compensation has been paid to the Manager.

A more complete description of the management of the Company is included in “Description of Business” and “Management.”

SECURITY OWNERSHIP OF

MANAGEMENT AND CERTAIN SECURITYHOLDERS

As of the date of this filing, 100% of the beneficial ownership of the Company’s membership interests is held by the Manager and 100% of the beneficial ownership of the Manager’s membership interests is held by Jukebox Holding.

The following table sets forth the beneficial ownership of our membership interests as of the date of this offering circular for each person or group that holds more than 10% of our membership interests, for each officer of our Manager and for the officers of our Manager as a group. To our knowledge, each person that beneficially owns our membership interests has sole voting and disposition power with regard to such shares.

Unless otherwise noted below, the address for each beneficial owner listed on the table is in care of the Company’s principal executive offices at 10000 Washington Blvd., Suite 07-134, Culver City, CA 90232. We have determined beneficial ownership in accordance with the rules of the SEC. We believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to the Company’s membership interests that they beneficially own, subject to applicable community property laws.

Title of Class	Name of beneficial owner(1)	Amount and nature of beneficial ownership	Percent of class
Membership Interests in Jukebox Hits Vol. 1 LLC	Jukebox Co. (2)(3)	100% beneficial ownership	100%
Membership Interests in Jukebox Hits Vol. 1 LLC	Samuel Thacker, President of Manager (4)	0	0%
Membership Interests in Jukebox Hits Vol. 1 LLC	Wendell Younkins, CFO of Manager (5)	0	0%
Membership Interests in Jukebox Hits Vol. 1 LCC	Officers of our Manager as a group (2 persons)(6)	0	0%

(1)

Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting and/or dispositive power over such security. A person also is deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.

(2)	Jukebox Co. owns all of the membership interests of our Manager, Double Platinum Management LLC, which, in turn, is the sole owner of all of the Company’s membership interests.
(3)

All voting and investment decisions with respect to our membership interests that are held by Jukebox Co. are controlled by the board of directors of Jukebox Co. The board is comprised of 4 members. As of the date of this offering circular, the members of the board of directors of Jukebox Co. are Samuel Hendel, John Chapman, Scott Cohen (who is also the Chief Executive Officer of Jukebox Co.), and Greg Rosenthal.

(4)	Thacker is also the Chief Operating Officer of Jukebox Co.
(5)	Younkins is also the Chief Financial Officer of Jukebox Co.
(6)	Our Manager does not have directors.

DESCRIPTION OF THE TRUST AGREEMENT

The following information summarizes the material information that will be contained in the Trust Agreement. For more detailed provisions concerning the Trust, you should read the Trust Agreement, which will be filed as an exhibit to the offering statement. See “Exhibits.”

Creation and Organization of the Trust

The Trust will be created under [                    ] law by and among the Company, in its separate and distinct capacities as sponsor of the Trust and trustee, and [                    ], in its capacity as [                    ] trustee, to acquire and hold the Royalty Rights for the benefit of Holders of Royalty Shares. Royalty Share Holders will not be a party to the Trust Agreement, instead the Royalty Rights will be held by the Trust for their stated benefit, as beneficiaries. Pursuant to the Trust Agreement, the Company will convey, or cause to be conveyed, any Royalty Rights it receives pursuant to the Purchase Agreements to the Trust. The Royalty Rights are passive in nature and neither the Trust nor the Company, in its capacity as trustee, will have any control over or responsibility for costs relating to the Royalty Rights. For more information about the Music Assets underlying the Royalty Shares, see “Description of the Music Assets Underlying the Royalty Shares.”

The Trust Agreement will provide that the Trust’s business activities will be limited to owning the Royalty Rights and any activity reasonably related to such ownership, including activities required or permitted by the terms of the conveyance related to the Royalty Rights. As a result, the Trust will not be permitted to engage in activities beyond those necessary for the conservation and protection of the Royalty Rights.

Upon completion of this Offering, the assets of the trust will consist of the Royalty Rights.

Duties and Powers of the Trustee

The duties of the trustee will be specified in the Trust Agreement and by the laws of the state of [                    ], except as modified by the Trust Agreement. The trustee’s principal duties consist of:

•	causing to be prepared and distributed a tax information report for each Royalty Share Holder and to prepare and file tax returns on behalf of the Trust; and

•	taking any action it deems necessary and advisable to best achieve the purposes of the Trust.

Pursuant to the Trust Agreement, the Company, in its capacity as trustee, will have the power and authority to enter into and enforce any agreements on behalf of the Trust. Additionally, the trustee may correct or supplement any defective or inconsistent provisions, to grant any benefit to all of the Royalty Share Holders, to comply with changes in applicable law, or to change the name of the Trust. Any such supplement or amendment, however, may not materially adversely affect the interests of the Royalty Share Holder.

Fiduciary Responsibility and Liability of the Trustee

The Company, in its capacity as trustee, will not make business or investment decisions affecting the assets of the Trust. Therefore, substantially all of the trustee’s functions under the trust agreement are expected to be ministerial in nature.

In discharging its duty to Royalty Share Holders, the trustee may act in its discretion and will be liable to the Royalty Share Holder for its own fraud, gross negligence or willful misconduct. The trustee will not be liable for any act or omission of its agents or employees unless the trustee acted in bad faith or with gross negligence in their selection and retention. The trustee will be indemnified individually or as the trustee for any liability or cost that it incurs in the administration of the trust, except in cases of fraud, gross negligence or willful misconduct. The trustee will have a lien on the assets of the trust as security for this indemnification. Royalty Share Holders will not be liable to the trustee for any indemnification. The trustee must ensure that all contractual liabilities of the Trust are limited to the assets of the Trust and the trustee will be liable for its failure to do so.

The trustee may consult with counsel, accountants, tax advisors, and other parties the trustee believes to be qualified as experts on the matters for which advice is sought. The trustee will be protected for any action it takes in good faith reliance upon the opinion of the expert.

Except as expressly set forth in the Trust Agreement, neither the Company, in its separate and distinct capacities as sponsor of the Trust and trustee, nor the [                    ] trustee have any duties or liabilities, including fiduciary duties, to the Trust or any Royalty Share Holder. The provisions of the Trust Agreement, to the extent they restrict, eliminate or otherwise modify the duties and liabilities, including fiduciary duties of these persons otherwise existing at law or in equity, are agreed by the Royalty Share Holder to replace such other duties and liabilities of these persons.

DESCRIPTION OF THE ROYALTY SHARES

General

The Company is authorized to create and issue Royalty Shares. The Company has acquired the option to purchase Income Interests of certain Music Assets by entering into Purchase Agreements with the underlying Income Interest Owners. The Purchase Agreements are structured as a purchase option agreement, which gives us the right, but not the obligation, to purchase a specific Income Interest subject to the agreement through the proceeds of the Offering related to that Purchase Agreement. The Company will purchase Income Interests pursuant to each applicable Purchase Agreement in the form of Royalty Rights on an ongoing, continuous basis upon qualification of the Offering, as proceeds from the Offering are received by the Company from investors through the sale of Royalty Shares that correspond to such Royalty Rights. The Royalty Shares provide investors with the contractual rights to receive Royalty Share Income generated pursuant to the applicable Purchase Agreement.

Royalty Share Agreement

Each prospective investor must execute and delivery to the Company a copy of the Royalty Share Agreement, a form of which is attached hereto as Exhibit 3.1. Pursuant to the Royalty Share Agreement, the Company shall promise to pay to Holder the Royalty Share Income to which Holder is entitled, subject to the terms and conditions set forth in the Royalty Share Agreement and described in “Distribution Policy,” including but not limited to, any material dates in connection with the calculation of Royalty Share Income distribution amounts, and any procedures prescribed by the Company and through which Holders will receive Royalty Share Income distribution.

Description of Limited Rights

The Royalty Shares do not represent a traditional investment and should not be viewed as similar to “shares” of a corporation operating a business enterprise with management and a board of directors. A Holder will not have the statutory rights normally associated with the ownership of shares of a corporation or membership interests in a limited liability company. The Royalty Shares do not entitle their Holders to any conversion or pre-emptive rights or, except as discussed below, any redemption rights or rights to distributions.

Voting and Approvals

The Royalty Shares do not have any voting rights, and do not represent any ownership interest in the Company or the corpus of the Trust. The purchase of Royalty Shares is an investment only in that particular Royalty Right of the Company and does not create any rights to royalty payments from any other music royalty assets.

Electronic Issuance

All Royalty Shares will be issued in electronic form only and maintained through the Jukebox Platform.

Minimum Purchase Threshold

The minimum purchase threshold for participation in this Offering per investor per series is one (1) Royalty Share.

Expected Rate of Return

There is no expected or projected rate of return for the Royalty Shares because of the variable nature of the underlying Income Interests.

Distributions

As stated above, the Royalty Shares provide investors with Royalty Share Income.

All Income Interests received by the Company pursuant to its rights under the Purchase Agreements will be held in a designated bank account and generally distributed once per calendar quarter to the Jukebox Platform accounts of the Holders of the corresponding Royalty Shares, subject to the terms of the applicable Royalty Share Agreement. In addition, the terms of service of the Jukebox Platform may include restrictions on a Holder’s ability to withdraw amounts in their Jukebox Platform account to other financial institutions, including, but not limited to, a minimum withdrawal threshold. The Manager shall receive a fee equal to 2% of the gross Income Interest proceeds received by the Company in respect of the Royalty Rights, which covers expected costs and expenses including, but not limited to, ongoing technology licensing, accounting, financial reporting and auditing costs and expenses, and shall be deducted from gross royalty proceeds before Royalty Share Income distribution to the Holders of the corresponding series of Royalty Shares. Such fees shall only be collected and paid to the Manager on Income Interests actually received by the Company. If there are no gross Income Interests received by the Company during a period, the Company and Manager will not collect these fees.

In some instances, Income Interest payments made to the Company in respect of its Royalty Rights may be made more or less frequently than quarterly. If multiple Income Interest payments are made to the Company in a single quarter, the Company will accrue those Income Interest payments and make one single Royalty Share Income distribution to Holders following the end of the calendar quarter in which those payments were received. Conversely, if Income Interest payments are made less frequently than quarterly (for example, bi-annually), then there will be no Royalty Share Income distributions made until a distribution is declared following the end of the calendar quarter in which the Income Interest payment is received.

Term of the Royalty Shares

The term of the Royalty Shares will be consistent with the term of the Royalty Rights of the underlying Purchase Agreements. Terms can be as long as the life of copyright. For more information on specific Royalty Shares, see “Description of the Music Assets Underlying the Royalty Shares.”

No Security Interest

The Royalty Shares will be unsecured obligations of the Company. In the event the Company fails or defaults, investors may not be able to recover Income Interests directly from the Income Interest Owner.

In the event of a bankruptcy or similar proceeding of the Company, the relative rights of the Holder of the Royalty Shares as compared to the Holders unsecured indebtedness of the Company are uncertain. If we were to become subject to a bankruptcy or similar proceeding, the holder of the Royalty Shares will have an unsecured claim against us that may or may not be limited in recovery to the corresponding Purchase Agreement.

Transfer Restrictions

The Royalty Shares may only be transferred by operation of law or with the consent of the Company; on a trading platform approved by the Company, such as the ATS; or in a transaction otherwise approved by the Company.

Exclusive Jurisdiction

Pursuant to our Subscription Agreement, any dispute arising out of, or in relation to, the Subscription Agreement, is subject to the exclusive jurisdiction of a court of the State of Delaware, and each investor will covenant and agree not to bring any such claim in any other venue. If a Holder were to bring a claim against the Company pursuant to the Subscription Agreement, it would have to do so in a court of competent jurisdiction in the State of Delaware.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Further, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision would require suits to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction to be brought in federal court located in the State of Delaware. Investors will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder.

Waiver of Right to Trial by Jury

Our Subscription Agreement provides that each investor waives the right to a jury trial for any claim they may have against us arising out of, or relating to, the Subscription Agreement and any transaction arising under such agreement, which could include claims under federal securities laws. By subscribing to this Offering, the investor warrants that the investor has reviewed this waiver, and knowingly and voluntarily waives his or her jury trial rights. If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law.

DESCRIPTION OF THE MUSIC ASSETS UNDERLYING THE ROYALTY SHARES

Description of Catalog

In the music industry, third-party entities are often involved in exploiting songs and collecting royalties for artists, writers, and other right holders. With respect to the publishing aspect of a song, which concerns the underlying musical composition of a song, songwriters may enter into a transaction with a publisher or administrator to exploit and collect their royalties. Typically, publishers and administrators are tasked with exploiting and/or licensing songs across a variety of platforms, partners, and uses. They also collect mechanical royalties (from labels, the Harry Fox Agency, the Mechanical Licensing Collective, or directly from platforms), public performance royalties from performing rights organizations (such as Broadcast Music, Inc. (BMI), the American Society of Composers, Authors and Publishers (ASCAP), the Society of European Stage Authors and Composers (SESAC), or the Global Music Rights (GMR)), synchronization fees (as applicable to negotiated synchronization deals), print fees/royalties (from print licensees like Hal Leonard or other similar entities), social media monetization monies, and other monies, including settlements, black box monies, unallocated advances, etc. Publishers and administrators are also typically responsible for protecting rights over the underlying musical composition, as appropriate.

With respect to the recording aspect of a song, which concerns the recording of the musical composition, recording artists may enter into a transaction with a record label, label services company, or distributor to exploit and collect their royalties. Typically, they are tasked with exploiting and/or licensing songs across a variety of platforms, partners, and uses. They also collect artist royalties (from platforms, SoundExchange, etc.), synchronization fees (as applicable to negotiated synchronization deals), social media monetization monies, and other monies, including settlements, black box monies, unallocated advances, etc.

Thacker Purchase Agreement

The Company and Thacker have entered into a Purchase Agreement (“Thacker Purchase Agreement”). Pursuant to the Thacker Purchase Agreement, the Company has agreed to acquire the Income Interests as described in the Royalty Shares Offering Table, and is planning to do so by raising capital from investors in this Offering pursuant to Regulation A and using the proceeds thereof to fund the purchase of Income Interests. For information on Thacker and his involvement with the Company, Jukebox Holding and its affiliates, see “Interest of Management and Others in Certain Transactions.”

Thacker spent eight years as an independent singer-songwriter, recording and releasing two independent albums and touring throughout the United States.

Pursuant to the Thacker Purchase Agreement, the Company shall acquire from Thacker certain Income Interests relating to the Music Assets as itemized in the Royalty Shares Offering Table. The Royalty Rights pursuant to the Thacker Purchase Agreement concern Thacker’s share of the publisher’s share of public performance monies, i.e., the fifty percent (50%) interest in the public performance royalties generated by these Music Assets. The Royalty Rights pursuant to the Thacker Purchase Agreement do not cover any of Thacker’s writer’s share of public performance monies.

BMI pays to Thacker within forty-five (45) days after the end of each annual quarterly period.

The Company has acquired the option to purchase from Thacker Royalty Rights embodied in four musical compositions as set forth in the Royalty Shares Offering Table.

Financial Highlights

The data in this section was taken from BMI royalty statements sent to Thacker.

The following chart presents the royalties paid from Thacker’s share of the publisher’s share of public performance monies relating to “Yes” by Sam Thacker (2009) from the third quarter of 2018 through the second quarter of 2021. Thacker owns 100% of the publisher’s share of public performance monies relating to this Music Asset. Pursuant to the Thacker Purchase Agreement, the Company may acquire up to 20% of Thacker’s share, which is equivalent to a 20% share of the total publisher’s share of public performance monies embodied in the underlying Music Asset.

“Yes”	2018		2019				2020				2021
	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2
Total Royalty Revenue	$0.02	$0.03	$0.03	$0.02	$0.02	$0.08	$0.08	$0.06	$0.05	$0.10	$0.18	$0.07

The following chart presents the royalties paid from Thacker’s share of the publisher’s share of public performance monies relating to “Tonight” by Sam Thacker (2009) from the third quarter of 2018 through the second quarter of 2021. Thacker owns 100% of the publisher’s share of public performance monies relating to this Music Asset. Pursuant to the Thacker Purchase Agreement, the Company may acquire up to 20% of Thacker’s share, which is equivalent to a 20% share of the total publisher’s share of public performance monies embodied in the underlying Music Asset.

“Tonight”	2018		2019				2020				2021
	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2
Total Royalty Revenue	$0.02	$0.01	$0.02	$0.01	$0.01	$0.02	$0.04	$0.01	$0.02	$0.5	$0.02	$0.02

The following chart presents the royalties paid from Thacker’s share of the publisher’s share of public performance monies relating to “Ashes” by Sam Thacker (2009) from the first quarter of 2020 through the second quarter of 2021. Thacker owns 50% of the publisher’s share of public performance monies relating to this Music Asset. Pursuant to the Thacker Purchase Agreement, the Company may acquire up to 20% of Thacker’s share, which is equivalent to a 10% share of the total publisher’s share of public performance monies embodied in the underlying Music Asset

“Ashes”	2020				2021
	Q1	Q2	Q3	Q4	Q1	Q2
Total Royalty Revenue	$0.03	$0.04	$0.05	$0.10	$0.02	$0.56

The following chart presents the royalties paid from Thacker’s share of the publisher’s share of public performance monies relating to “Right Where We Want It” by Sam Thacker (2009) from the third quarter of 2018 through the second quarter of 2021. Thacker owns 45% of the publisher’s share of public performance monies relating to this Music Asset. Pursuant to the Thacker Purchase Agreement, the Company may acquire up to 20% of Thacker’s share, which is equivalent to a 9% share of the total publisher’s share of public performance monies embodied in the underlying Music Asset

“Right Where We Want It”	2018		2019				2020				2021
	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2
Total Royalty Revenue	$0.07	$0.05	$0.09	$0.10	$0.06	$0.04	$0.15	$0.11	$0.06	$0.21	$0.06	$0.09

ROYALTY SHARES OFFERING TABLE

Series	Song Title/Artist/Release Year	Royalty Share Royalty Stream(1)	Term of Royalty Stream	Total % Royalty Right Sold to JKBX (out of 100%)(2)
JKBX HIT VOL1 00001	“Yes”; Sam Thacker (2009)	Publisher’s share of public performance monies	Life of copyright	20%
JKBX HIT VOL1 00002	“Tonight”; Sam Thacker (2009)	Publisher’s share of public performance monies	Life of copyright	20%
JKBX HIT VOL1 00003	“Ashes”; Sam Thacker (2009)	Publisher’s share of public performance monies	Life of copyright	10%
JKBX HIT VOL1 00004	“Right Where We Want It”; Sam Thacker (2009)	Publisher’s share of public performance monies	Life of copyright	9%

(1)	The “Royalty Share Royalty Stream” represents the type of exploitation and royalty collection from which the Income Interest relevant to this Offering shall be derived.
(2)	This column represents the percentage of Royalty Rights sold to the Company out of the 100% of the Income Interests embodied in the underlying Music Asset.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

We are subject to various conflicts of interest arising out of our relationship with our Manager and its affiliates. We discuss these conflicts below.

General

Our Manager is managed by its sole member, Jukebox Holding, pursuant to an administrative services agreement. The persons providing key services to our Manager are also officers and/or key professionals of Jukebox Holding and other Jukebox Holding affiliated entities. These persons have legal obligations with respect to those entities that are similar to their obligations to us. In the future, these persons and other affiliates of Jukebox Holding may organize other Royalty Share arrangements and acquire for their own account Royalty Rights that may be suitable for us.

In general, the Company has not established formal procedures to resolve conflicts of interest. Consequently, Holders may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Company attempts to monitor these conflicts, it is not able to ensure that any potential conflict will not, in fact, result in adverse consequences to the Company.

Jukebox Holding

Jukebox Holding is the sole member and parent company of our Manager and Jukebox Technology.

In addition, Jukebox Holding or an affiliate thereof may in the future seek to operate an SEC- and FINRA-registered broker-dealer and/or to facilitate secondary sales of Royalty Shares on an SEC-compliant alternative trading system owned and operated by that broker-dealer enabling it to earn transactional fees on the either or both of the issuance and/or trading of Royalty Shares or it may seek to earn administrative or other fees or recoup its costs associated with making a trading market available or other services. The operation of a trading market in the Royalty Shares by Jukebox Holding or an affiliate thereof or the receipt of trading or administrative fees would create conflicts of interest, including if such activities generate profits.

The Manager

The Manager may own and/or provide similar or overlapping services to other entities, including other Jukebox Holding affiliated entities involved in similar business pursuits, and has a conflict of interest in allocating its own limited resources among us and any different entities and potential future business ventures it may have. We rely on the Manager to for the services identified in the Operating Agreement, including to identify suitable Royalty Rights to acquire, and we pay fees and expenses to the Manager that were not determined on an arms’ length basis. Additionally, the professional staff of the Manager may also service affiliated entities engaged in similar business pursuits as us, including other affiliates of the Company, the Manager and Jukebox Holding. Although the Manager and its professional staff cannot and will not devote all of its or their respective time or resources to the management of the affairs of the Company, the Manager intends to devote, and to cause its professional staff to devote, sufficient time and resources to manage the business and affairs of the Company.

The Manager receives administrative and other fees from us that are not negotiated at arm’s length. These fees could influence the Manager’s decisions in carrying out the services identified in the Operating Agreement. Among other matters, this compensation arrangement could affect the Manager’s judgment with respect to:

•	the continuation, renewal or enforcement of provisions in the Operating Agreement involving the Manager;

•	the creation of subsequent issuers of securities similar to the Royalty Shares that the Manager will also own and/or manage;

•	offerings of securities by the Company or other affiliates, which will likely entitle the Manager to additional acquisition fees, management fees, and other fees; and

•	whether and when we seek to facilitate quotations of Royalty Shares on an ATS or listing of Royalty Shares on a national stock exchange or other trading market.

Jukebox Technology

Jukebox Technology is a wholly-owned subsidiary of Jukebox Holding and an affiliate of the Company.

The Company will enter into a platform access agreement with Jukebox Technology and the Manager to provide non-exclusive access rights to the Jukebox Platform and associated intellectual property. The Manager will pay an annual access fee of on behalf of the Company pursuant to the platform access agreement that was not negotiated at arm’s length.

Subscription Agreement

The Subscription Agreement contains provisions that limit remedies available to the Holders against the Company and remedies available to the Company and the Holder against the Manager and its affiliates and us for actions that might otherwise constitute a breach of duty. Our Operating Agreement contains provisions limiting the liability of the Manager and its affiliates which also reduces remedies available to investors for certain acts by such person or entity.

Thacker Purchase Agreement

Thacker serves as the Chief Operating Officer of Jukebox Holding and provides key services to the Manager. Jukebox Holding has entered into a purchase agreement with Thacker pursuant to which the Company will purchase certain Income Interests from Thacker in connection with the offering of the Royalty Shares. Such purchase agreement was not negotiated between the parties at arm’s length. See “Description of the Music Assets Underlying the Royalty Shares” for more details.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion addresses the material U.S. federal income tax considerations of the ownership of Royalty Shares held by individuals who are U.S. citizens or residents. This discussion does not describe all of the tax consequences that may be relevant to a Holder of a Royalty Share in light of the particular circumstances, including tax consequences applicable to Holders who object to special rules, such as:

•	financial institutions;

•	dealers in securities or commodities;

•	traders in securities or commodities that have elected to apply a mark-to-market method of tax accounting in respect thereof;

•	persons holding Royalty Shares as part of a hedge, “straddle,” integrated transaction or similar transaction;

•	persons whose functional currency is not the U.S. dollar;

•	entities or arrangements classified as partnerships for U.S. federal income tax purposes;

•	entities classified as corporations or S-corporations for U.S. federal income tax purposes;

•	persons who are not U.S. citizens or residents;

•	real estate investment trusts;

•	regulated investment companies; and

•	tax-exempt entities, including individual retirement accounts.

This discussion applies only to Royalty Shares that are held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment), and does not address all of the U.S. federal income tax considerations that may be relevant to particular Holders in light of their individual circumstances. This discussion does not address alternative minimum tax consequences or consequences of the Medicare contribution tax on net investment income.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds Royalty Shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding Royalty Shares and partners in those partnerships are urged to consult their tax advisers about the particular U.S. federal income tax consequences of owning Royalty Shares.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. For the avoidance of doubt, this summary does not discuss any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

THE U.S. FEDERAL INCOME TAX TREATMENT OF THE ROYALTY SHARES DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF A ROYALTY SHARE.

Certain US Tax Consideration for US Holders of Royalty Shares

The Company intends to take the position that the arrangement is an investment trust described in Treasury Regulation 301.7701-4(c) for U.S. federal income tax purposes in which the investor’s Royalty Share represents an undivided beneficial interest in the Royalty Right derived from the specified Music Asset. The beneficial owner of an investment trust is taxed as a grantor under the grantor trust rules pursuant to Treasury Regulation 1.671-2(e)(3), and not as a partner in a partnership or a shareholder in a corporation. Under the grantor trust rules, a Holder of a Royalty Share should be entitled to flow through tax treatment of the income attributable to the Royalty Right derived from its associated Music Asset. The remainder of this discussion assumes such classification.

For U.S. federal income tax purposes, each Holder of a Royalty Share should be considered the beneficial owner of an undivided interest in its associated Royalty Right derived from a specified Music Asset. Income Interests received in respect of the Royalty Right will be treated as income of the Holder of a Royalty Share attributable to such Royalty Right, and such Holders will be required to include in his, her, or its gross income the pro rata share of such income regardless of whether any cash is distributed. The character of the income in the hands of a Holder of a Royalty Share Holder should be the same as if the Holder directly owned the Royalty Share Right. Royalty income is taxed as ordinary income. Therefore, for U.S. federal income tax purposes, a distribution to a Holder of a Royalty Share in Holder of its associated Royalty Right should also be taxed as royalty income at ordinary income tax rates.

In general, when a Holder sells his, her, or its Royalty Share, the seller is deemed to sell a proportionate share of the underlying Royalty Right to the buyer. A person acquiring a Royalty Share, in turn, becomes a grantor with respect to that interest. The seller must generally treat any gain or loss realized upon a taxable disposition of a Royalty Share (that is held as a capital asset) as long-term capital gain or loss if the Holder has held the capital asset for more than one year, and if not, as short term capital gain or loss. Long term capital gain of certain non-corporate Holders (including individuals) is currently eligible for U.S. federal income tax treatment at preferential tax rates.

In general, a Holder will realize gain or loss in an amount equal to the difference between the “amount realized” (that is, the amount of money received, plus the fair market value of other property received, plus the amount of liability from which the Holder believed) in such disposition, and the Holder’s “adjusted tax basis.” A Holder’s “adjusted tax basis” generally will equal the Holder’s acquisition cost increased by any income deemed distributed to the Holder, less any amounts distributed that are deemed to be a return of capital. All or a portion of any loss that a Holder realizes upon a taxable disposition of a capital asset may be disallowed if the Holder purchases the same or a substantially identical stock or securities within 30 days before or after the disposition.

A Holder of a Royalty Share who receives an in kind distribution of its associated Royalty Right will not recognize gain or loss if the Holder receives his, her, or its pro rata share of the Royalty Right in exchange for the associated Royalty Share. However, if a Holder of a Royalty Share also receives cash, such Holder will generally recognize gain or loss based upon the difference between the amount of cash received and the Holder’s adjusted tax basis his, her, or its Royalty Share, the character of which will depend on the reason that the cash is received.

Distributions of cash in respect of a Royalty Right may be subject to information reporting to the IRS and possible U.S. backup withholding (currently, at a rate of 24%). Backup withholding will not apply, however, to a Holder who furnishes the Company with a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status.

To prevent backup withholding, Holders of Royalty Shares should provide the Company with a properly completed IRS Form W-9. Backup withholding is not an additional tax, but an advance payment, which may be refunded or credited against a Holder. federal income tax liability. A Holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

Subject to the applicable limitations, each U.S. taxable owner of the Royalty Shares may be entitled to a tax credit against U.S. federal income tax liability for non-U.S. taxes paid with respect to royalty income earned from non-U.S. sources. Any such U.S. tax credit is subject to the rules and limitations under the Code applicable to such credit. Prospective taxable U.S. investors are urged to consider their own tax position in relation to acquiring, holding, and potentially disposing of a Royalty Share, consulting their tax counsel as appropriate.

Consideration should be given to application of section 197 related to certain amortization deductions with respect to the underlying Royalty Rights.

Investors that are organizations exempt from U.S. federal income tax under Section 501(a) of the Code, (“tax-exempt U.S. investors”) are nevertheless subject to tax on their share of any unrelated business taxable income within the meaning of Section 512 of the Code (“UBTI”). While income from the Royalty Shares is not expected to be UBTI, prospective tax-exempt U.S. investors are urged to consider their own tax position in relation to acquiring, holding, and potentially disposing of a Royalty Share, consulting their tax counsel as appropriate.

Certain US Tax Consideration for Non-US Holders of Royalty Shares

Royalty income received by the Company from sources within the U.S. may be subject to withholding taxes when paid to non-U.S. investors. Each non-U.S. investor may be subject to U.S. federal withholding tax at the rate of 30% on its distributive share of any U.S. source royalty income, subject to the availability of a reduced rate of withholding tax under an applicable double tax treaty between the non-U.S. investor’s country of tax residence and the U.S. As a condition to making an investment under this Offering, each non-U.S. investor must submit a valid and executed applicable IRS Form W-8 to the

Company to verify tax residency and the investor’s applicable withholding tax rate on payments of U.S. sourced royalties. A Non-U.S. investor that is an intermediary or classified as a partnership or disregarded entity for U.S. federal income tax purposes generally also will be required to provide applicable tax certificates with respect to its investors. If appropriate Form W-8 is not provided non-US investors may be subject to 30% withholding under The Foreign Account Tax Compliance Act (“FATCA”).

If a non-U.S. investor receives income that is “effectively connected with the conduct of a trade or business within the United States” as defined in Section 864 of the Code (“ECI”), from the Company, the non-U.S. investor would be subject to U.S. federal income tax on a net basis on its allocable share of ECI and be required to file a U.S. federal income tax return. Additionally, if a non-U.S. investor that earns ECI is treated as a corporation for U.S. federal income tax purposes, it may also be subject to the U.S. branch profits tax. Prospective non-U.S. investors are urged to consider their own tax position in relation to acquiring, holding, and potentially disposing of a Royalty Share, consulting their tax counsel as appropriate.

ADDITIONAL REQUIREMENTS AND RESTRICTIONS

State Securities – Blue Sky Laws

There is no established public market for the Royalty Shares, and there can be no assurance that any market will develop in the foreseeable future. Transfer of the Royalty Shares may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, the Royalty Shares may not be traded in such jurisdictions. Because the securities qualified hereunder have not been registered for resale under the blue sky laws of any state, the Holders of such Royalty Shares and persons who desire to purchase them on the ATS or in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the Royalty Shares for an indefinite period of time.

We currently do not intend to and may not be able to qualify securities for resale in states which require the Royalty Shares to be qualified before they can be resold by Holders.

Restrictions Imposed by the USA PATRIOT Act and Related Acts

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or the USA PATRIOT Act, the securities offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor,” which means anyone who is:

•

A “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the United States, or U.S., Treasury Department;

•	Acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

•	Within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

•

A person or entity subject to additional restrictions imposed by any of the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

•	Designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

LEGAL MATTERS

The validity of the securities offered by this Offering Circular will be passed upon for us by Ketsal PLLC, Brooklyn, New York.

ERISA AND RELATED CONSIDERATIONS

General

The following section sets forth certain consequences under ERISA and the Code which a fiduciary of an “employee benefit plan” as defined in and subject to the fiduciary responsibility provisions of ERISA, or of a “plan” as defined in and subject to Section 4975 of the Code, who has investment discretion should consider before deciding to acquire Royalty Shares with plan assets (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code that are likely to be raised by the Plan Fiduciary’s own counsel.

*  *  *

In general, the terms “employee benefit plan” as defined in ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provides retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit-sharing plans, “simplified employee pension plans,” Keogh plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical benefit plans.

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Royalty Shares, including the role an investment in the Royalty Shares plays in the Plan’s investment portfolio. Each Plan Fiduciary must be satisfied that investment in the Royalty Shares is a prudent investment for the Plan, that the investments of the Plan, including the investment in the Royalty Shares, are diversified so as to minimize the risks of large losses and that an investment in the Royalty Shares complies with the documents of the Plan and related trust and that an investment in the Royalty Shares does not give rise to a transaction prohibited by Section 406 of ERISA or Section 4975 of the Code.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING ROYALTY SHARES MUST CONSULT ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO.

Ineligible Purchasers

In general, Royalty Shares may not be purchased with the assets of a Plan if the Manager, any placement agent, any of their respective affiliates or any of their respective employees either: (i) has investment discretion with respect to the investment of such Plan assets; (ii) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to such Plan. A party that is described in clause (i) or (ii) of the preceding sentence may be a “fiduciary” under ERISA and the Code with respect to the Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in the Company are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that may make the foregoing statements incorrect or incomplete.

ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY THE COMPANY OR ANY OTHER PARTY RELATED TO THE COMPANY THAT THIS INVESTMENT MEETS THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN THE COMPANY, IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the SEC under Regulation A of the Securities Act with respect to the Royalty Shares offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Information about our Company and its affiliated entities can be found at the website address of Jukebox Technology located at https://www.jkbx.com. After the completion of this Offering, you may access these materials at this website free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this Offering Circular and the inclusion of our website address in this Offering Circular is an inactive textual reference only.

After the completion of this Tier II, Regulation A offering, we do not intend on becoming subject to the information and periodic reporting requirements of the Exchange Act. If, however, we become subject to the reporting requirements of the Exchange Act, we will file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information will be available for inspection and copying at the public reference room and on the SEC’s website referred to above. Until we become or never become subject to the reporting requirements of the Exchange Act, we will furnish the following reports, statements, and tax information to each Holder of Royalty Shares:

1.

Reporting Requirements under Tier II of Regulation A. Following this Tier II, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A. We will be required to file: an annual report with the SEC on Form 1-K; a semi-annual report with the SEC on Form 1-SA; current reports with the SEC on Form 1-U; and a notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain corporate events, similar to the ongoing reporting obligation faced by issuers under the Exchange Act, however, the requirement to file a Form 1-U is expected to be triggered by significantly fewer corporate events than that of the Form 8-K. Such reports and other information will be available for inspection and copying at the public reference room and on the SEC’s website referred to above. Parts I & II of Form 1-Z will be filed by us if and when we decide to and are no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A.

2.

Annual Reports. As soon as practicable, but in no event later than one hundred twenty (120) days after the close of our fiscal year, ending on the last Sunday of a calendar year, we will mail or make available, by any reasonable means, to each Holder of Royalty Shares as of a date selected by the Manager, an annual report containing our financial statements for such fiscal year, presented in accordance with GAAP, including a balance sheet and statements of operations, company equity and cash flows, with such statements having been audited by an accountant selected by the Company. The Company shall be deemed to have made a report available to each Holder of Royalty Shares as required if it has either (i) filed such report with the SEC via its Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system and such report is publicly available on such system or (ii) made such report available on any website maintained by us and our affiliate and available for viewing by Holder of Royalty Shares.

3.

Tax Information. As soon as practicable following the end of our fiscal year, which is currently January 1st through December 31st, we will send to each Holder of Royalty Shares such tax information as shall be reasonably required for federal and state income tax reporting purposes.

We may deliver the above information to each Holder of Royalty Shares via the Jukebox Platform.

JUKEBOX HITS VOL. 1 LLC

Best Efforts Offering of Royalty Shares

OFFERING CIRCULAR

PART III – EXHIBITS

Exhibit No.	Description

2.1	Certificate of Formation of Jukebox Hits Vol. 1 LLC

2.2	Amended and Restated LLC Agreement of Jukebox Hits Vol. 1 LLC*

3.1	Form of Royalty Share Agreement

3.2	Trust Agreement*

4.1	Form of Subscription Agreement*

6.1	Platform Access Agreement*

6.2	Asset Purchase Agreement, dated as of May 21, 2023, by and between Samuel Thacker, Jukebox Co. and the Company

10.1	Power of Attorney (included on signature page hereto)

11.2	Consent of Ketsal PLLC (included as part of Exhibit 12.1)*

12.1	Opinion of Ketsal PLLC*

13.1	Testing the Waters Materials*

*	To be filed by amendment.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A, and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on May 24, 2023.

JUKEBOX HITS VOL. 1 LLC

By:	Double Platinum Management LLC, its manager

By:	/s/ Samuel Thacker
Name:	Samuel Thacker
Title:	President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Samuel Thacker as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including all pre-qualification and post-qualification amendments) to this Form 1-A offering statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of Regulation A, this Form 1-A has been signed by the following persons in the capacities indicated on May 24, 2023.

Signature	Title	Date

/s/ Samuel Thacker Name: Samuel Thacker	President of Double Platinum Management LLC	May 24, 2023

/s/ Wendell Younkins Name: Wendell Younkins	Chief Financial Officer of Double Platinum Management LLC	May 24, 2023